ASSET PURCHASE AGREEMENT by and among MIDWEST GRAPHIC SALES, INC., SIGMA COATINGS, INC. AND ASCENT INDUSTRIES CO. Dated as of May 4, 2026

ii TABLE OF CONTENTS DEFINITIONS AND CONSTRUCTION ................................................................................ 1 Definitions. .................................................................................................................... 1 Certain References and Construction. ........................................................................... 8 PURCHASE AND SALE........................................................................................................ 8 Purchase and Sale of Assets. ......................................................................................... 8 Excluded Assets. ........................................................................................................... 9 Assumed Liabilities. .................................................................................................... 10 Excluded Liabilities. ................................................................................................... 10 Closing. ....................................................................................................................... 12 Purchase Price and Closing Consideration. ................................................................ 12 Closing Adjustment. .................................................................................................... 12 Payments at the Closing. ............................................................................................. 13 Post-Closing Adjustment. ........................................................................................... 13 Transactions Contemplated by this Agreement. ......................................................... 13 Withholding Rights. .................................................................................................... 15 REPRESENTATIONS AND WARRANTIES OF SELLER .............................................. 15 Organization and Qualification. .................................................................................. 15 Power and Authority. .................................................................................................. 16 Title to Purchased Assets. ........................................................................................... 16 No Subsidiaries. .......................................................................................................... 16 Noncontravention; Consents. ...................................................................................... 16 Financial Statements; Undisclosed Liabilities. ........................................................... 16 Guaranties; Indebtedness. .......................................................................................... 18 Absence of Changes. ................................................................................................... 18 Legal Proceedings. ...................................................................................................... 20 Compliance with Laws; Permits. ................................................................................ 20 Material Contracts. ...................................................................................................... 21 Reserved. ..................................................................................................................... 22 Equipment Etc. ............................................................................................................ 23 Real Property............................................................................................................... 23 Employee Benefit Plans. ............................................................................................. 24 Labor and Employment Matters.................................................................................. 24 Environmental Matters. ............................................................................................... 25 Insurance. .................................................................................................................... 26 Taxes. .......................................................................................................................... 26 Intellectual Property. ................................................................................................... 27 Material Relationships. ............................................................................................... 28 Powers of Attorney. .................................................................................................... 28 Warranty and Related Matters. ................................................................................... 28 Privacy and Data Security. .......................................................................................... 28 IT Systems................................................................................................................... 29 Related Party Transactions. ......................................................................................... 29 Bank Accounts. ........................................................................................................... 29 Brokers. ....................................................................................................................... 29

iii REPRESENTATIONS AND WARRANTIES OF PURCHASER ..................................... 30 Organization. ............................................................................................................... 30 Power and Authority. .................................................................................................. 30 Noncontravention; Consents and Governmental Authorizations. ............................... 30 Legal Proceedings. ...................................................................................................... 30 Solvency. ..................................................................................................................... 30 Sufficiency of Funds. .................................................................................................. 30 Brokers. ....................................................................................................................... 30 COVENANTS ....................................................................................................................... 31 Insurance Policies. ...................................................................................................... 31 Certain Tax Matters. ................................................................................................... 31 Cooperation. ................................................................................................................ 32 Receivables. ................................................................................................................ 32 Governmental Authorizations. .................................................................................... 33 Public Announcements. .............................................................................................. 33 Books and Records. ..................................................................................................... 33 Restrictive Covenants. ................................................................................................ 34 Use of Name................................................................................................................ 36 Non-assignable Assets. ............................................................................................... 36 INDEMNIFICATION .......................................................................................................... 36 Survival. ...................................................................................................................... 36 Indemnification by Seller. ........................................................................................... 37 Indemnification by Purchaser. .................................................................................... 37 Limitations on Indemnification. .................................................................................. 37 Procedures for Third Party Claims. ............................................................................. 38 . ....................................................................................................... 39 Indemnification Procedures for Direct Claims............................................................ 39 Payments. .................................................................................................................... 39 Release of Escrow. ...................................................................................................... 40 Subrogation. ................................................................................................................ 40 Tax Treatment. ............................................................................................................ 40 Special Rule for Fraud or Intentional Misconduct. ..................................................... 40 MISCELLANEOUS ........................................................................................................... 41 Entire Agreement. ....................................................................................................... 41 Notices. ....................................................................................................................... 41 Severability. ................................................................................................................ 41 Third Party Beneficiaries. ........................................................................................... 42 Successors and Assigns. .............................................................................................. 42 Amendments and Waivers. ......................................................................................... 42 Governing Law. .......................................................................................................... 42 Consent to Jurisdiction; Waiver of Jury Trial. ............................................................ 42 Specific Performance. ................................................................................................. 43 Expenses...................................................................................................................... 43 Disclosure Schedules. ................................................................................................. 44

iv Counterparts. ............................................................................................................... 44

1 ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 4th day of May, 2026, by and among Ascent Industries Co, a Delaware corporation, (“Purchaser”), and Midwest Graphic Sales, Inc., an Illinois corporation and affiliated entity Sigma Coatings, Inc., an Illinois Corporation (collectively the “Seller” and together with the Purchaser, collectively, the “Parties” and each individually, a “Party”). RECITALS WHEREAS, Seller is engaged in the business of chemical manufacturing and distribution (the “Business”) WHEREAS, Seller wishes to sell and/or assign to Purchaser, and Purchaser wishes to purchase and/or assume from Seller, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows: AGREEMENT DEFINITIONS AND CONSTRUCTION Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms as set forth below. “Accounting Principles” means the Seller’s historical accounting principles, practices, procedures, policies and methods, classifications, conventions, categorizations, judgments, elections, assumptions, inclusions, exclusions, techniques and valuation and estimation methods, consistently applied with those used in the preparation of the Seller’s Financial Statements as of and for the year ended December 31, 2025. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Benefit Plan” means any employment benefit plan (as defined in Section 3(3) of ERISA), and any other compensation or benefit plan, program, policy, agreement, or arrangement, whether or not subject to ERISA, including, without limitation, any pension, retirement, deferred compensation, profit sharing, bonus, incentive, stock option, stock purchase, equity-based, severance, retention, change-in-control, employment, consulting, vacation, paid time off, health, medical, dental, vision, disability, life insurance, welfare, fringe benefit, or other similar plan, program, policy, agreement, or arrangement, whether written or unwritten, that is sponsored, maintained, contributed to, or required to be contributed to by Seller or any of its Affiliates for the benefit of any current or former employee, officer, director, or independent contractor of the Business.

2 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or obligated by Law or executive Order to close. “Business Employee” means any person employed by the Seller in connection with the Business. “Closing Cash” shall mean as of any applicable time of determination, the Seller’s cash on hand and actual cash (bank) balances and cash equivalents, which shall be (a) increased by any inbound (to the Seller) but unsettled checks, drafts and wire transfers, and (b) reduced by (i) any restricted cash deposits (including securities deposits), restricted cash in reserve accounts, restricted cash escrow accounts held in the name of the Seller, custodial cash and cash otherwise similarly subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose, and any (ii) any outbound but outstanding uncleared checks, drafts, ACHs, or wire transfers issued on an account held in the name of the Seller, and (c) adjusted for any other proper reconciling items, in each case, determined in accordance with the Accounting Principles. For the avoidance of doubt, Closing Cash may be a positive or negative amount and shall not include any amounts to the extent otherwise included as a Current Asset or Current Liability in the calculation of Working Capital or included in the calculation of Indebtedness, as finally determined. “Closing Indebtedness” shall mean all Indebtedness of the Seller or relating to the Purchased Assets that remains unpaid as of the Closing. “Competing Business” shall mean any business offering products that are functionally equivalent or substitutable for the products of the Business. “Consent” shall mean any approval, consent, ratification, permission, waiver, filing, clearance, registration or authorization from any Person other than a Governmental Entity. “Contract” shall mean any agreement, contract, subcontract, executory purchase order, instrument, note, bond, mortgage, indenture, deed of trust, lease, license, Permit, or other binding arrangement, commitment, authorization or obligation between two or more parties, whether written or oral, including any amendment or modification thereto, in each case to which Seller (or one of its Affiliates) is a party or is bound and related primarily to the conduct of the Business or the operation of the Purchased Assets. “Disclosure Schedules” shall mean the Disclosure Schedules delivered by the Seller concurrently with the execution and delivery of this Agreement. “Encumbrance” shall mean any mortgage, deed of trust, pledge, charge, lien, hypothecation, encumbrance, security interest, voting Contract, judgement, option, proxy, escrow, preemptive right, right of first refusal or first offer, transfer restriction, preference, priority, easement, covenant, rights of way or other similar encumbrance of any kind or nature. “Environmental Claims” shall mean any Legal Proceeding by a Governmental Entity or other Person or any correspondence or notice alleging Liability resulting from: (a) the presence, release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance or Liability with any Environmental Law. “Environmental Laws” means all applicable federal, state, local, statutes, laws, regulations, ordinances, rules, codes, judgments, orders, decrees, permits, and common law relating to pollution or protection of the environment, natural resources, or human health and safety as it relates to exposure to Hazardous Substances, including, without limitation, laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, release, or threatened release of Hazardous

4 commission, representative or official), (b) any regulatory or administrative agency, branch or other body charged with the responsibility or vested with the authority to administer or enforce any Law, or (c) any arbitrator, court, authority or tribunal of competent jurisdiction. “Hazardous Materials” means any substances, materials, wastes, or chemicals that are defined, listed, designated, or regulated as hazardous, toxic, radioactive, or dangerous under any applicable Environmental Laws or that may give rise to Liability or obligations for investigation, remediation, monitoring, or reporting under any Environmental Laws. “Indebtedness” means, with respect to any Person, without duplication, all obligations (whether or not contingent) consisting of: (a) all indebtedness for borrowed money; (b) all obligations evidenced by notes, bonds, debentures, or similar instruments; (c) all obligations in respect of letters of credit, banker’s acceptances, and similar facilities (to the extent drawn, or undrawn but subject to reimbursement obligations); (d) all obligations under capitalized leases (or finance leases) in accordance with the Accounting Principles; (e) all obligations for the deferred purchase price of property or services (including earnouts, seller notes, and similar obligations), other than trade payables incurred in the ordinary course of business; (f) all obligations secured by any lien on any property or assets of such Person, whether or not such obligations have been assumed; (g) all guarantees of any of the foregoing; (h) all accrued and unpaid interest, fees, premiums, penalties, breakage costs, prepayment premiums, and other amounts payable in connection with any of the foregoing; (i) all obligations in respect of hedging, swap, or similar agreements; (j) all unpaid Taxes to the extent due and payable; and (k) any severance, retention, change-in-control, transaction bonus, or similar payments payable as a result of or in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, Indebtedness shall include any amounts required to be paid in order to fully satisfy and discharge all of the foregoing obligations as of the Closing Date. “Indemnified Party” means any party making an Indemnification Claim as permitted in accordance with Article VI of this Agreement. “Indemnifying Party” means the Party against whom an Indemnification Claim is asserted in accordance with Article VI of this Agreement. “Indemnity Escrow Account” means the indemnity escrow account established by the Escrow Agent pursuant to the Escrow Agreement. “Intellectual Property” means all United States, foreign, multi-national and other intellectual property and proprietary rights of any kind, including all: (a) Patents; (b) Trademarks; (c) copyrightable works (whether or not registered), copyrights and all applications, registrations and renewals in connection therewith; (d) Trade Secrets; (e) Software and Source code; (f) internet domain names, IP addresses, social media accounts and websites and the images, videos and data contained therein; (g) copies and tangible embodiments of the foregoing (in whatever form or medium); (h) other proprietary, intellectual property and related proprietary rights; and (i) rights to past, present or future claims or causes of action arising out of or related to any infringement, dilution, misappropriation, improper disclosure or other violation of any of the foregoing. “Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of the Business as currently conducted to which Seller is a party, beneficiary or otherwise bound.

5 “Intentional Misconduct” means any act or failure to act that is knowingly undertaken or omitted, including any deliberate violation of law, breach of fiduciary duty, breach of this Agreement, or violation of Purchaser’s written policies. “Inventory” means all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Business. “IT Systems” shall mean physical and virtual servers, computer hardware and Software, websites, databases, circuits, networks and other computer and telecommunication assets and equipment used in connection with the Business. “Knowledge of Seller” or “Seller’s Knowledge” (and similar phrases) shall mean the actual knowledge of each of Brad Eshoo, Brian Eshoo, and Suzette Stack. “Law” shall mean any statute, legislation, constitution, law, ordinance, regulation, rule, code, constitution, treaty, common law, decree, proclamation, treaty, convention, guidance, directive, pronouncement, requirement, specification, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under any Governmental Entity or non-Governmental Entity with authority under the Law. “Legal Proceeding” means any action, claim, complaint, charge, demand, grievance, suit, litigation, proceeding (including any civil, criminal, administrative, arbitration, or appellate legal proceeding), prosecution, contest, hearing, inquiry, audit, examination or investigation, mediation, of any kind or nature, whether at law or in equity, which may or may not be commenced, brought, conducted or heard by or before any court, arbiter, or other Governmental Entity or non-Governmental Entity with authority under the Law. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Loss” or “Losses” means any losses, damages, Liabilities, deficiencies, amounts paid in settlement, judgments, interest, awards, penalties, fines, costs or expenses (including interest, penalties, reasonable attorneys’ fees and expenses and amounts paid in investigation or defense, and amounts paid in settlement, of any of the foregoing. “Neutral Accountant” means an independent accounting firm of national or regional reputation that is mutually acceptable to Purchaser and Seller, and has not provided services to either Party or its Affiliates within the then-preceding three (3) years. “Order” shall mean any injunction, order, writ, stipulation, award, decision, ruling, subpoena, verdict or decree entered, issued or made by or with any Governmental Entity having competent jurisdiction or non-Governmental Entity with authority under the Law. “Organizational Documents” shall mean, with respect to any Person that is an entity, such Person’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, or other constituent or organizational documents of such Person. “Permits” shall mean all licenses, permits, registrations, authorizations, certificates of occupancy or regulatory plans and approvals issued by any Governmental Entity used in the operation of the Business.

6 “Permitted Encumbrances” shall mean: (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures as disclosed in the Disclosure Schedules; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens incurred in the ordinary course of business for amounts which are not delinquent, or the amount or validity of which is being contested in good faith by appropriate proceedings by or on behalf of the Seller; and (c) easements, rights of way, zoning ordinances and other similar Encumbrances affecting the Leased Real Property which do not materially impair the use or occupancy of such Leased Real Property or the operation of the business of the Seller. “Permitted Encumbrance” shall not include any Encumbrance securing a debtor claim that could prevent or interfere with the conduct of the Business as is currently being conducted or that relate to any Indebtedness. “Person” shall mean any natural individual, sole proprietorship, partnership, joint venture, estate, trust, unincorporated organization, association, corporation, limited liability company, institution, bank, trust company or other entity or any Governmental Entity. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period. “Product Formulations” shall mean all formulas, compositions, blends, processes, specifications, and application methodologies, including all derivatives, improvements, and customer-specific adaptations “Purchaser Fundamental Representations” shall mean the representations and warranties of Purchaser set forth in Section 4.1 (Organization), Section 4.2 (Power and Authority), and Section 4.8 (Brokers). “Purchaser Indemnitees” shall mean Purchaser, its Affiliates, and each of its and their respective stockholders, equity holders, officers, directors, managers, members, partners (limited and/or general), employees, agents and other Representatives (including all successors and permitted assigns of the foregoing). “Representatives” shall mean, with respect to any Person, any and all directors, officers, members, managers, partners, employees, consultants, financial advisors, lenders, counsel, accountants and other agents of such Person. “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time. “Seller Indemnitees” shall mean Seller (including all successors and permitted assigns), its Affiliates, and each of their respective stockholders, equity holders, officers, directors, managers, members, partners (limited and/or general), employees and other Representatives. “Seller Fundamental Representations” shall mean the representations and warranties of Seller set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Power and Authority), Section 3.3 (Title to Assets), Section 3.4 (No Subsidiaries), Section 3.19 (Taxes), and Section 3.28 (Brokers). “Straddle Period” means a Tax period beginning on or before the Closing Date and ending after the Closing Date. “Target Working Capital” shall mean an amount equal to .

7 “Tax” or “Taxes” means all taxes, charges, fees, duties, levies, or other assessments of any kind imposed by any Governmental Authority, including, without limitation, income, gross receipts, net income, profits, franchise, capital, sales, use, value added, excise, customs, transfer, recording, stamp, documentary, property, personal property, ad valorem, payroll, employment, unemployment, social security, disability, withholding, estimated, environmental, and other similar taxes, together with any interest, penalties, fines, additions to tax, or additional amounts imposed with respect thereto. “Tax Authority” means any U.S. federal, state or local jurisdiction imposing Taxes and the agencies, if any, charged with the collection of such Taxes for such jurisdiction. “Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement, including any schedules or attachments thereto, required to be filed with any Tax Authority relating to Taxes and any amendment thereof. “Trade Accounts Payable” means all trade accounts payable by Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date and that are reflected on the Balance Sheet or arose in the ordinary course of business consistent with past practice since the Balance Sheet Date and are reflected on the Estimated Closing Statement as of the Closing Date. “Trade Secrets” shall mean “trade secrets” as defined under the Uniform Trade Secret Act as well as all confidential, proprietary business information (including ideas, research and development, know- how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, studies, reports, records of inventions, test information, customer and supplier lists, pricing and cost information, financial information and business and marketing plans and proposals), in each case, whether or not reduced to written form. “Transaction Documents” shall mean this Agreement, the Disclosure Schedules, the Bill of Sale and Assignment and Assumption Agreement, the Escrow Agreement, and all other agreements, certificates, instruments and documents required to be delivered at the Closing under the terms of this Agreement or in connection with the consummation of the Transaction. “Transaction Expenses” means, without duplication, (a) the fees, disbursements and other compensation payable to legal counsel, accountants and other advisors of Seller that are incurred but not paid prior to the Closing and that are payable by Seller in connection with the negotiation, preparation or execution of Transaction Documents; (b) the amount of any sale bonuses, change in control bonuses, retention bonuses or similar bonuses or payments that are incurred or otherwise become payable by the Seller upon or in connection with the consummation of the Transactions, but excluding, for the avoidance of doubt, any severance resulting from termination of employment of an employee by Purchaser after the Closing; and (c) fifty percent (50%) of the fees, costs or expenses of the Escrow Agent associated with the Escrow Agreement. For the avoidance of doubt, “Transaction Expenses” shall not include any fees or expenses incurred by Purchaser or any of their financial advisors, attorneys, accountants, advisors, consultants, regardless of whether any such fees or expenses may be paid or reimbursed by Seller. “Transactions” shall mean the transactions contemplated by this Agreement and all other Transaction Documents. “Treasury Regulations” shall mean all income Tax regulations promulgated under the Internal Revenue Code of 1986, as amended, including any amendments thereto; references to specific Treasury Regulations are to the Treasury Regulations in effect on the Closing Date.

8 “Working Capital” means the determination of the Closing Working Capital in accordance with the principles set forth in Exhibit B, and specifically “Working Capital” means the amount by which (a) current assets (excluding Tax assets) (but only to the extent such assets are Purchased Assets), exceeds (b) current Liabilities (excluding Tax Liabilities) (but only to the extent such Liabilities are Assumed Liabilities), in each case, determined in accordance with the Accounting Principles and as set forth on Exhibit B. For the avoidance of any doubt, “Working Capital” shall exclude Closing Cash, Indebtedness, and Transaction Expenses. Certain References and Construction. (a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (c) Notwithstanding anything to the contrary contained herein, if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. (d) The Parties hereto have participated jointly in drafting and negotiating this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any provision hereof. PURCHASE AND SALE Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement and subject to the representations, warranties and covenants herein set forth, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, the Seller’s right, title and interest in, to and under all the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate primarily to, or are used or held for use primarily in connection with the Business (collectively the “Purchased Assets”), including without limitation the following: (a) all accounts receivable held by the Seller, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”) except excluded amounts specified in Section 2.2(a); (b) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Seller (“Inventory”); (c) all (i) Material Contracts set forth on Schedule 3.11(a), (ii) (A) unfulfilled commitments, (B) quotations, (C) purchase orders, (D) customer orders or (E) work orders, issued by the Business’ customers to and accepted by Seller on or before the Closing, and (iii) any other Contracts which relate primarily to the Business, including Intellectual Property Agreements (the “Assigned Contracts”);

9 (d) all Intellectual Property, including all Product Formulations, specifications, blends, mixtures, compositions, processes, methods, and all customer-specific modifications, whether or not reduced to writing, and all related technical data, know-how and trade secrets used in or necessary for the conduct of the Business. Without limiting the foregoing, Purchased Assets shall include (i) all Product Formulations, whether documented or undocumented, including formulations in development, historical formulations, customer-specific formulations, and any derivatives, improvements, or iterations thereof, whether or not currently commercialized, and (ii) all related know-how, trade secrets, technical data, specifications, processing parameters, methodologies, and other proprietary or tacit knowledge used in the development, manufacture, or application of such Product Formulations; (e) furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, Software, telephones and other tangible personal property in each case that relate to the Business (the “Tangible Personal Property”), which shall be set forth on Section 2.1(e) of the Disclosure Schedules; (f) all Permits, including Environmental Permits, which are held by the Seller, and required for the conduct of the Business or for the ownership and use of any Purchased Assets; (g) all rights to any Legal Proceedings of any nature available to or being pursued by Seller to the extent related primarily to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise; (h) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to the payment of Taxes) in each case that relate primarily to the Business; (i) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets or the Business; (j) all IT Systems, telephone numbers, electronic mail, business contact information and data assigned to the Seller and used in the Business other than those that constitute Excluded Assets (k) All customer relationships, including all goodwill associated therewith, whether or not subject to written Contract. All customer lists, customer contracts, pricing history, quotations, bid data, margin profiles, and customer-specific product requirements; (l) originals, or where not available, copies, of all books and records relating to the Business, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Entity), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to Intellectual Property and the Intellectual Property Agreements (“Books and Records”); provided that to the extent the foregoing are combined with Excluded Assets or Excluded Liabilities, Seller shall provide copies of the foregoing that redact information for such Excluded Assets or Excluded Liabilities without removing the content of the same for all of the foregoing to Purchaser; and (m) all goodwill and the going concern value of the Business.

10 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”): (a) Closing Cash; (b) With respect to Seller’s Accounts Receivable, any credits or payments on Seller’s Accounts Receivable ledger; (c) Contracts, including Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”); (d) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller; (e) all stocks, certificates of deposit and similar investments, bonds, guaranties in lieu of bonds, letters of credit and similar instruments obtained or held by Seller, and all rights relating thereto; (f) all documents relating to proposals to acquire the Business by Persons other than Purchaser; (g) all Benefit Plans and assets attributable thereto; (h) the assets, properties and rights specifically set forth on Section 2.2(g) of the Disclosure Schedules; (i) subject to rights of Purchaser, all Tax Returns and financial statements, Tax reports and Tax records and all records (including working papers) related thereto of Seller; (j) all Contracts related to the Seller’s Indebtedness; (k) the rights which accrue or will accrue to the Seller under this Agreement and the Transaction Documents; (l) For the avoidance of doubt, no Product Formulations, customer-specific formulations, or proprietary know-how used in the Business shall constitute Excluded Assets; and (m) Excluded Assets shall not include any information, know-how, or materials that are specific to or primarily used in connection with the Business Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities: (a) all Trade Accounts Payable; and (b) all Liabilities in respect of the Assigned Contracts and only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach by Seller on or prior to the Closing. Excluded Liabilities. Notwithstanding any other provision in this Agreement to the contrary, Purchaser shall not assume and shall not be responsible to pay, perform or discharge any

11 Liabilities of Seller or its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”) and Seller shall retain all its respective Liabilities without recourse to Purchaser, whether or not accrued and whether or not disclosed, prior to, as of or on the Closing Date. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following: (a) any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; (b) any Liability for (i) Taxes of Seller (or any stockholder or Affiliate of Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller; or (iii) other Taxes of Seller (or any stockholder or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or any stockholder or Affiliate of Seller) that becomes a Liability of Purchaser under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law); (c) any Liabilities relating to or arising out of the Excluded Assets; (d) any Liabilities in respect of any pending or threatened Legal Proceeding arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date; (e) any Liabilities of Seller arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller; (f) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for damages, costs, expenses, wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination, retaliation, discrimination, or related matters or other payments including without limitation under any employment agreement; (g) any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller; (h) any accounts payable of Seller (i) that constitute intercompany payables owing to Affiliates of Seller; (ii) which constitute debt, loans or credit facilities to financial institutions; or (iii) that are not Trade Accounts Payable; (i) any Liabilities of the Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets issued by the Business’ customers to Seller on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Purchaser pursuant to this Agreement; (j) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same);

12 (k) any Liabilities under the Excluded Contracts or any other Contracts, including Intellectual Property Agreements, (i) which are not validly and effectively assigned to Purchaser pursuant to this Agreement; (ii) which do not conform to the representations and warranties with respect thereto contained in this Agreement; or (iii) to the extent such Liabilities arise out of or relate to a breach by Seller of such Contracts prior to Closing; (l) any Liabilities associated with debt, loans or credit facilities of Seller and/or the Business owing to financial institutions; (m) any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply in any material respect with any Law or Governmental Authorization; Closing. The closing of the Transactions (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement as of the date hereof, and the Closing shall take place by conference call and electronic (i.e. email/PDF) delivery of signatures. The actual date of the Closing is herein referred to as the “Closing Date” and the Closing shall be effective as of 12:01 a.m. Central Time on the Closing Date (the “Effective Time”). Purchase Price and Closing Consideration. (a) The aggregate purchase price to be paid hereunder by Purchaser as consideration for the acquisition of the Purchased Assets shall be an amount equal to fourteen million dollars ($14,000,000) (the “Base Purchase Price”), to be adjusted by escrow withholding, and further and finally adjusted in accordance with this Agreement (the “Purchase Price”). (b) For purposes of this Agreement, the “Estimated Closing Consideration” shall mean an amount equal to: (i) the Base Purchase Price plus/minus (ii) the Estimated Working Capital Adjustment, minus (iii) any Estimated Indebtedness, all as more fully set forth in and determined in accordance with the Estimated Closing Statement. The Estimated Closing Consideration shall be paid to Seller at the Closing in accordance with Section 2.8(a). Closing Adjustment. (a) At least two (2) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Estimated Closing Statement”) setting forth an estimated balance sheet of Seller as of the Closing Date and including a good faith estimate of the: (i) Closing Indebtedness (the “Estimated Indebtedness”); (ii) Working Capital at Closing (the “Estimated Working Capital”); (iii) the Estimated Working Capital Adjustment (as determined in accordance with Section 2.7(b)); and (iv) the Estimated Closing Consideration resulting from the foregoing. The Estimated Closing Statement shall be prepared in accordance with the terms set forth in the Working Capital Principles. Except as otherwise provided in this Section 2.7 or in the definition of Working Capital Principles, Indebtedness or Closing Cash, the Estimated Closing Statement shall be prepared in accordance with the Accounting Principles. The worksheets and data used by the Seller to prepare the Estimated Closing Statement shall be delivered to the Purchaser concurrent with the delivery of the Estimated Closing Statement. (b) If, as set forth in the Estimated Closing Statement, the Estimated Working Capital (i) exceeds the Target Working Capital, then the Estimated Closing Consideration will be increased, dollar- for-dollar, in an amount equal to such excess, or (ii) is less than the Target Working Capital, then the Estimated Closing Consideration will be decreased, dollar-for-dollar, in an amount equal to such shortfall (in either case, such adjustment, the “Estimated Working Capital Adjustment”) pursuant to Section 2.6.

13 Payments at the Closing. (a) At the Closing, Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds, to the applicable accounts and in accordance with the wire instructions set forth in the Closing Funds Flow Statement, the: (i) Estimated Indebtedness in accordance with the terms set forth in the Payoff Letters and the Closing Funds Flow Statement; (ii) Escrow Amount to the Escrow Agent; and (iii) Estimated Closing Consideration minus the Escrow Amount to Seller (collectively, the “Closing Payments”). (b) At least two (2) Business Days prior to the Closing, Seller shall prepare and deliver to Purchaser a funds flow statement (the “Closing Funds Flow Statement”), setting forth in reasonable detail (i) the specific amount of consideration to be paid to each applicable Party under Section 2.8(a), and (ii) the account, wiring instructions and other material information for Purchaser’s payment of such amounts. Post-Closing Adjustment. (a) As soon as practicable, but no later than ninety days (90) days following the Closing Date, Purchaser shall prepare and deliver to Seller, a statement (the “Preliminary Closing Statement”) setting forth its good faith calculation of Closing Indebtedness, Working Capital, the resulting working capital adjustment, and the Final Closing Consideration, together with reasonable supporting documentation. (b) Seller shall have sixty (60) days to review the Preliminary Closing Statement (the “Review Period”); provided that if Purchaser does not provide such supporting information and access to books and records within fifteen days before the end of such 60-day period, then the Review Period shall be extended to fifteen days after Purchaser provides such supporting information. During such period, Purchaser shall provide reasonable access to relevant books and records. If Seller disagrees with any item, Seller must deliver a written objection (“Objection Notice”) specifying the disputed items in reasonable detail before the end of the Review Period. (c) If no Objection Notice is delivered, the Preliminary Closing Statement shall become final and binding. If an Objection Notice is delivered, the parties shall attempt in good faith to resolve the dispute within thirty (30) days. Any unresolved items shall be submitted to a Neutral Accountant for final determination, whose decision shall be final and binding. Each of Seller or Purchaser shall pay fifty percent (50%) of the fees, costs, and expenses of the Neutral Accountant. (d) The Final Closing Consideration shall equal: (i) the Base Purchase Price, plus or minus (ii) the final working capital adjustment, minus (iii) Closing Indebtedness. (e) Following final determination, the difference between the Final Closing Consideration and the Estimated Closing Consideration (the “Post-Closing Adjustment”) shall be paid: (i) by Purchaser to Seller if positive, or (ii) by Seller to Purchaser if negative, in each case within three (3) Business Days. (f) The procedures set forth in this Section shall be the sole and exclusive remedy of the parties with respect to purchase price adjustments. Transactions Contemplated by this Agreement. (a) At or prior to the Closing, Purchaser will deliver, or cause to be delivered, to Seller or each other applicable Person specified in this Section 2.10(a), the following:

14 (i) the Closing Payment in accordance with, and to the payees designated in, Section 2.8(b) and the Closing Funds Flow Statement; (ii) a certificate of the Secretary of Purchaser certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions; (iii) a counterpart to the Escrow Agreement; and (iv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement. (b) At or prior to the Closing, the Seller shall deliver, or cause to be delivered, to Purchaser, the following: (i) The executed written consent of all shareholders of the Seller, demonstrating that all shareholders approve of the transaction, the purchase price, the allocation of transaction proceeds, and authorizing the signatories of this Agreement to effectuate the sale of substantially all of the assets of the Business to the Purchaser; (ii) the Bill of Sale and Assignment and Assumption Agreement, in the form attached hereto as Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”), executed by the Seller; (iii) a properly executed certificate of non-foreign status of Seller conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2); (iv) a counterpart to the Escrow Agreement, duly executed by the Seller; (v) the Books and Records, which will be deemed delivered by Seller to the extent Seller deposits or maintains such Books and Records at the headquarter offices for the Business; (vi) evidence that Seller has paid any accounts payable of Seller (i) that constitute intercompany payables amongst or between Sellers (i.e., Sigma Coatings, Inc. and Midwest Graphics, Inc.), or owing to Affiliates of Seller; (ii) owing to Purchaser; or (iii) that are not Trade Accounts Payable; (vii) evidence that any sales made by the Seller prior to Closing have been shipped and invoiced by Seller prior to Closing; (viii) evidence that Seller has paid off all amounts due and closed any debt, loans or credit facilities of Seller and/or the Business owing to financial institutions; (ix) satisfactory evidence that, in accordance with Section 5.9, Seller is prepared to file with the applicable Governmental Entities upon Closing of any corporate name change documents as are necessary to permit Purchaser to use any corporate, assumed business names or other trade names of the Business; (x) all Product Formulations, whether written or unwritten, including all formulas, blend ratios, compositions, specifications, technical data, application methodologies, and customer-specific formulations used in the Business, together with all related know-how and trade secrets;

15 (xi) all data, records, test results, historical performance information, and technical documentation relating to any Product Formulations or Material Customers; and (xii) such other customer instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Purchaser or its designee shall be entitled to withhold and deduct from the consideration payable pursuant to this Agreement such amounts that are required to be deducted and withheld with respect to the making of such payment under any provision of state, local or federal Tax Law. To the extent that amounts are so withheld, such amounts (a) shall be timely remitted by the applicable withholding agent to the applicable Governmental Entity, and (b) to the extent timely remitted to the appropriate Governmental Entity, treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Allocation of Purchase Price. Seller and Purchaser agree to (and agree to cause their respective Affiliates to) allocate the Purchase Price, any liabilities assumed and any other amounts treated as consideration for U.S. federal income Tax purposes among the assets acquired by Purchaser in accordance with 1060 of the tax code and the Treasury Regulations promulgated thereunder (the “Allocation”). No later than sixty (60) days after the Closing Date, Purchaser shall deliver to Seller the Allocation determined in a manner consistent with 1060 of the tax code and the Treasury Regulations promulgated thereunder. The Allocation shall be adjusted, as necessary, to reflect any subsequent adjustments to the Purchase Price pursuant to this Agreement. Within 30 days after delivery of the Purchaser’s proposed Allocation to Seller, Seller shall have the right to deliver a written notice to Purchaser of any objections to the Allocation. Any disputes with respect to the Allocation shall be resolved by the Neutral Accountant Firm in the manner set forth in Section 2.9(c), mutatis mutandis. Seller and Purchaser agree (and agree to cause their respective Affiliates) to prepare and file all relevant federal, state, local Tax Returns in accordance with the Allocation. None of Seller or Purchaser shall (and each shall cause its Affiliates not to) take any position inconsistent with the Allocation on any Tax Return or in any Tax Claim, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or federal Law). REPRESENTATIONS AND WARRANTIES OF SELLER In order to induce the Purchaser to enter into this Agreement and consummate the Transactions, the Seller hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedules attached hereto, the statements contained in this Article IV are true and correct as of the date hereof: Organization and Qualification. Each respective Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on the Business as it is now being conducted. Except as set forth on Schedule 3.1, Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictious name, assumed name, trade name or other name. Power and Authority. The Seller has the requisite power and authority to enter into this Agreement and each other Transaction Document to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate Transactions. Seller is the legal and beneficial owner of the outstanding equity securities free and clear of any Encumbrances, and no other Person has any

16 right or interest in any ownership or equity of Seller or the Business. The execution and delivery by Seller of this Agreement and each other Transaction Document, the performance of its obligations hereunder and thereunder, and the consummation of the Transactions, have been duly authorized by all requisite action on the part of the Seller. This Agreement, and each other Transaction Document to which the Seller is a party, has been duly executed and delivered and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitute a legal, valid and binding obligation of such party, enforceable against Seller, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity). Title to Purchased Assets. Except as disclosed on Schedule 3.3, Seller has good and valid title to (or, in the case of Purchased Assets that are leased, valid and enforceable leasehold interests in) the Purchased Assets, including those reflected in the Financial Statements, other than assets sold or otherwise disposed of in the ordinary course of business. The Purchased Assets are free and clear of any Encumbrances other than Permitted Encumbrances, Encumbrances released concurrent with Closing, or as set forth on Schedule 3.3 of the Disclosure Schedules. No Subsidiaries. Seller does not own, beneficially or otherwise, or have any interest in any equity interests of any other Person. Noncontravention; Consents. Except as set forth in Schedule 3.5, the execution, delivery and performance by Seller of this Agreement, and the consummation of the Transactions, do not and will not: (a) contravene, conflict with, or result in a violation or default (with or without notice or lapse of time, or both), of any Law or Order binding upon or applicable to Seller, the Business or Purchased Assets or by which the Seller, the Business, or any of the Purchased Assets may be bound or affected or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Seller, Business Employee, or applicable to the Business or Purchased Assets; (b) violate, contravene, or conflict with any provision of the Organizational Documents of Seller; or (c) contravene, conflict with, result in a violation or breach of any Material Contract (or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, (iii) cancel, terminate or modify any Material Contract, or (iv) impose or result in the imposition of any Encumbrance upon the Seller’s assets or properties (other than Permitted Encumbrances). No Consents or Governmental Authorizations are required in connection with Seller’s execution and delivery of this Agreement, the performance by Seller of its obligations hereunder, and the consummation of the Transactions, other than the Consents set forth in Schedule 3.5. Financial Statements; Undisclosed Liabilities. (a) Copies of Midwest Graphic Sales, Inc.’s (i) unaudited financial statements consisting of the balance sheet of Seller as of December 31 in each of the years 2024 and 2025 and the related profit and loss statements for the years then ended (the “Annual Financial Statements”), and (ii) unaudited financial statements consisting of the balance sheet Seller (the “Balance Sheet”) as of March 31, 2026 (the “Balance Sheet Date”) and the related profit and loss statement for the three-month period then ended showing revenues and expenses of the Business (the “Interim Financial Statements” and together with the Annual Financial Statements, (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have previously been delivered and/or made available to Purchaser. Except as set forth on Schedule 3.6(a), the Financial Statements (i) have been prepared consistent with past practices, based on the books and records of the Seller, the Business and Purchased Assets and fairly present, in all material respects, the financial condition of Seller, the Business and Purchased Assets as of

17 the respective dates thereof and the results of the operations of Seller and the Business for the periods indicated, in each case in accordance with the Accounting Principles, subject, in the case of Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material), and (ii) to the extent applicable, contains and reflects adequate provisions for all reasonably anticipated Liabilities for all Taxes with respect to the periods covered by such Financial Statement and all prior periods in accordance with the Accounting Principles. Except as set forth on Schedule 3.6(a), the Seller on behalf of the Business and the Purchased Assets, do not have any material Liabilities of a type required to be reflected or disclosed on a balance sheet prepared in accordance with the Accounting Principles, other than (i) those reflected on the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law or Legal Proceeding), (iii) those under (A) Contracts described on Schedule 3.11, or (B) under Contracts entered into in the ordinary course of business (none of which under (A) or (B) is a Liability resulting from noncompliance with any Contract, or any breach of contract or breach of warranty), and (iv) other liabilities and obligations expressly disclosed as “Undisclosed Liabilities” on Schedule 3.6(a). Except as set forth on Schedule 3.6(a), the books and records of the Seller have been maintained in accordance with the Accounting Principles and properly reflect all of the transactions entered into by the Seller. (b) The internal controls of the Seller over financial reporting are effective in providing reasonable assurance regarding the reliability of financial reporting and preparation of financial statements and such internal controls are sufficient to (i) ensure that the records accurately and fairly reflect the transactions of the Seller, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements, and that receipts and expenditures of the Seller and the Business are being made only in accordance with authorizations of the directors, managers or officers of the Seller, and (iii) provide reasonable assurance that unauthorized acquisition, use or disposition of the Purchased Assets or the Business, or Fraud or Intentional Misconduct that could adversely affect its financial statements is prevented or timely detected. (c) Except as set forth on Schedule 3.6(c), all accounts and notes receivable of the Business or Purchased Assets (i) are bona fide and valid arising from sales actually made or services actually performed and were incurred in the ordinary course of business, (ii) are properly reflected on the Seller’s books and records and balance sheets with regard to the Business and Purchased Assets in accordance with the Accounting Principles, and (iii) are not subject to any setoffs, counterclaims, discounts, credits or other offsets and are current and collectible and will be collected in accordance with their terms at their recorded amounts within ninety (90) days. Any receivables uncollected after 90 days will be paid by the Buyer to the Seller as provided in Section 5.4. Except as set forth on Schedule 3.6(c), no Person has any Encumbrance (other than a Permitted Encumbrance) on any accounts or notes receivable or any part thereof, and no agreement for deduction, free goods or services, discount or other deferred price or quantity adjustment has been made by the Seller with regard to the Business or Purchased Assets with respect to any accounts receivable. In the last three (3) years, Seller and the Business has continued all pricing, sales, receivables and payables practices in accordance with its ordinary course of business and have not engaged in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the intent to accelerate to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (ii) any practice intended to have the effect of accelerating to pre-Closing periods collections of receivables that would otherwise be expected (based on past practice) to be made in post-Closing periods or (iii) any practice intended to have the effect of postponing to post-Closing periods payments by the Seller or in connection with the Business or the Purchased Assets that would otherwise be expected (based on past practice) to be made in pre-Closing periods.

18 (d) Schedule 3.6(d) provides: (i) an accurate and complete breakdown and aging of the accounts payable of the Seller with regard to the Business and the Purchased Assets as of April 30, 2026; (ii) an accurate and complete breakdown of any customer deposits or other deposits held by the Seller as of April 30, 2026; and (iii) an accurate and complete breakdown of all notes payable and other Indebtedness of the Seller with regard to the Business and the Purchased Assets as of April 30, 2026. The Seller has not delayed the payment of any of its accounts payable in a manner which is not consistent with historical practices. (e) All Inventory of Seller and the Business reflected on the statement of inventory attached as Schedule 3.6(e)(i) (the “Inventory Statement”) or acquired after the date set forth thereon (the “Inventory Date”) consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged or defective items that have been written off or written down to fair market value or for which adequate reserves have been established on the Balance Sheet. Except as set forth on Schedule 3.6(e)(i), all Inventory contained in the Inventory Statement and shown on the Balance Sheet reflects write-downs to realizable values in the case of items which have become obsolete or unsalable (except at prices less than cost) through regular channels in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.6(e)(i), the Inventory recorded on the Balance Sheet or acquired thereafter reflects items and quantities of Inventory of the Seller with regard to the Business or the Purchased Assets accounted for at the lower of cost or net realizable value and such items and quantities are supported by historical counts. Such Inventories are in compliance with all applicable Laws, and are in conformity with all applicable product registrations and specifications. The values of the Inventory contained in the Inventory Statement and shown on the Balance Sheet reflect the normal inventory valuation policies of Seller and were determined in accordance with the Accounting Principles and the Inventory Statement reflects all of the Inventory of the Business owned by the Seller. The Seller’s commitments for the purchase of Inventory, if any, are attached as Schedule 3.6(e)(ii). Guaranties; Indebtedness. Except as set forth on Schedule 3.7, (i) the Seller is not a guarantor for any Liability (including Indebtedness) of any other Person, and (ii) no other Person is a guarantor for any Liability (including Indebtedness) of the Seller. Except as set forth on Schedule 3.7 or on the Estimated Closing Statement, the Seller does not have any outstanding Indebtedness. Except as set forth on Schedule 3.7, the Seller is not in default with respect to any Indebtedness or any contracts relating thereto, and no such Indebtedness or any contracts relating thereto purports to limit the sale of the Purchased Assets or the operation of the Business of the Seller by Purchaser. To the extent that any exist, true, correct and complete copies of all Contracts (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Seller have been delivered to Purchaser prior to Closing. Absence of Changes. Except as expressly contemplated by this Agreement, or as set forth in Schedule 3.8, since the Balance Sheet Date: (a) there has not been any Business material adverse effect; (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Seller’s assets (whether or not covered by insurance), other than ordinary wear and tear; (c) the Seller has not purchased or otherwise acquired any material asset (including any Intellectual Property) from any other Person, except for purchases or acquisitions of assets by the Seller in the ordinary course of business; (d) the Seller has not leased or licensed any material asset (including any Intellectual Property) from any other Person outside the ordinary course of business;

19 (e) the Seller has not made any capital expenditure except for capital expenditures that in the aggregate do not exceed $50,000; (f) the Seller has not sold or otherwise transferred, assigned or agreed to assign, or leased or licensed, any asset (including any Intellectual Property) to any other Person outside the ordinary course of business; (g) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness; (h) the Seller has not made any loan or advance to any other Person, other than payroll advances and other advances to employees for customary business purposes; (i) made or changed any business practice material to the Seller's Business (in anticipation of the transactions contemplated hereby or otherwise); (j) other than as set forth in Schedule 3.8(j) and other than in the ordinary course of business, the Seller has not (i), established, adopted, entered into, modified, amended or terminated any Benefit Plan or increased any benefits or compensation provided thereunder, (ii) paid or granted, as applicable, any cash bonus, incentive, performance or other incentive compensation, equity or equity-linked awards, or made any profit sharing or similar payment to, any of its officers, employees or independent contractors, (iii) hired or terminated any officers, employees or independent contractors, (iv) accelerated the vesting or payment of any compensation or benefits under any Benefit Plan (other than as required under such Benefit Plan pursuant to terms of such Benefit Plan in existence as of the date hereof), or (v) established or increased, or committed to establish or increase, any salary, wage rate or other compensation or benefits of, or granted any severance or termination payments to, any of its officers, employees or independent contractors; (k) no Contract that would constitute a Material Contract by which the Business or the Purchased Assets is or was bound, or under which the Seller has or had any rights or interest, has been amended in a manner that has materially increased the obligations of the Seller or the Business thereunder or terminated (other than terminations of Contracts due to the expiration of the stated term thereof); (l) the Seller has not discharged any Encumbrance or discharged or paid any Indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the “liabilities” column of the Balance Sheet included in the Interim Financial Statements or have been incurred by the Seller since the Balance Sheet Date, in bona fide transactions entered into in the ordinary course of business, and (ii) have been discharged or paid in the ordinary course of business; (m) the Seller has not forgiven any debt or otherwise released or waived any right or claim with respect to any debt; (n) the Seller has not taken any action or failed to take any action that has had, or could reasonably be expected to have, the effect of accelerating to pre-Closing periods sales to customers or others that would otherwise be expected to occur after the Closing, outside the ordinary course of business; (o) the Seller has not changed any of its methods of accounting or Accounting Principles in any respect since March 31, 2026; (p) the Seller has not: (i) changed or revoked any Tax election; (ii) settled or compromised any claim, notice, audit report or assessment in respect of Taxes (other than the payment of Taxes or collection

20 of refunds in the ordinary course of business); (iii) changed any annual Tax accounting period; (iv) filed any amended Tax Return; (v) entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax; (vi) surrendered any right to claim a material Tax refund; or (vii) consented to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; (q) the Seller has not failed to maintain in full force and effect any insurance policy in effect, except for any policy replaced by a new or successor policy of substantially similar coverage; (r) the Seller has not terminated, amended, or failed to renew any (i) material permit or (ii) registration or application for any material Intellectual Property Rights, except for amendments, terminations, expirations completed or occurring in the ordinary course of business; (s) the Seller has not waived, released, assigned, settled or compromised any Legal Proceeding; or (t) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses (c) through (s) above. Legal Proceedings. Except as set forth in Schedule 3.9, there are no (and, for the five (5) years preceding the date hereof, there have not been any) Legal Proceedings pending or, to the Seller’s Knowledge, threatened against or by the Seller in connection with the Business (or pending or to the Seller’s Knowledge, threatened against any of the officers or employees of the Seller with respect to their activities for or on behalf of the Business), or pending or threatened in writing by the Seller in connection with the Business against any Person, at law or in equity, or before or by any Governmental Entity or non-Governmental Entity with authority over a matter (including any Actions with respect to the transactions contemplated by this Agreement). Except as set forth on Schedule 3.9, the Seller is not subject to any governmental investigation or inquiry. Neither the Seller, the Business nor the Purchased Assets is subject to any judgment, Order, award or decree of any Governmental Entity or non-Governmental Entity with authority over a matter. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened by or against Seller that seek to challenge, enjoin, prevent, alter or could otherwise reasonably be expected to delay the Transactions or affect the performance under this Agreement of the Transaction Documents. Compliance with Laws; Permits. Except as set forth on Schedule 3.10: (a) The Seller is in material compliance with each Law (other than Benefit Plan Laws, labor and employment Laws, environmental Laws and tax Laws which are addressed in Sections 3.15, 3.16, 3.17 and 3.19 respectively) that is applicable to them or to the conduct of the Business or the ownership or use of any of the Purchased Assets, and have, at all times during the past five (5) years been, in material compliance with each Law that is or was applicable to them or to the Business or the ownership or use of any of the Purchased Assets. Seller has not received any written notice of any material violation of Law or obligation to undertake any remedial or corrective action, and there are no facts or circumstances that would reasonably be expected to result in any such violation or Liability. Seller has provided Purchaser with all material reports and documents relating to regulatory compliance, permits, or certifications. (b) Schedule 3.10 sets forth all material Governmental Authorizations held by Seller. Each such Governmental Authorization is valid and in full force and effect, and Seller is, and during the past five (5) years has been, in compliance in all material respects with their terms. Seller has not received any written notice of any material violation, or any pending or threatened revocation, suspension, or modification of

21 any Governmental Authorization, and there are no facts or circumstances that would reasonably be expected to result in any such action. Material Contracts. (a) Schedule 3.11(a) sets forth a list of the following types of Contracts to which Seller is a party as of the date hereof (collectively, the “Material Contracts”) that relate to the Business or the Purchased Assets: (i) Any single Contract or series of related or unrelated Contracts (other than unfulfilled commitments, quotations, purchase orders, customer orders or work orders that constitute part of the Purchased Assets issued by the Business’ customers to and accepted by Seller on or before the Closing) between the Seller, on one hand, and the same third party, on the other hand, that contemplates or might reasonably be expected to involve in the twelve (12) months following the Closing Date, (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services or delivery of goods having a value in excess of $50,000 in the aggregate; (ii) any Contract that relates to the sale of any of Seller’s assets, other than in the ordinary course of business; (iii) any Contract that relates to Seller’s acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (iv) any Contract creating or involving any agency relationship, distribution arrangement; (v) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or Liabilities; (vi) any Contract that limits or purports to limit, in any material respect, the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time (excluding, as applicable, any use limitations on the Leased Real Property as set forth in the Real Property Leases); (vii) any Contract providing for indemnification by Seller, except for any such Contract that was (A) entered into in the ordinary course of business, or (B) entered into in connection with the purchase or sale of any entity or business and is otherwise disclosed under this Section 3.11; (viii) any Contracts related to any Indebtedness for borrowed money of Seller, or to the mortgaging or pledging of, or otherwise placing an Encumbrance on the Purchased Assets; (ix) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement; (x) (A) any agreement relating to the employment, consulting or other service relationship of any employee, consultant or independent contractor of the Seller, except for unaccepted offer letters or agreements entered into by employees, consultants or independent contractors on the Seller’s standard form consistent with the Seller’s customary employment practices, complete copies of which have been provided previously to the Purchaser to the extent they exist, or (B) any agreements entered into under

22 a Benefit Plan that is a severance, bonus, or similar Contract with any employee, consultant or independent contractor of the Seller; (xi) any Contract providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of the Purchased Assets, the Business or a change of control of Seller; (xii) any Contract under which the Seller is lessee of or holds or operates any personal property owned by any other Person, which involves annual rental payments of greater than $50,000 or group of such Contracts with the same Person which involve consideration in excess of $50,000 in the aggregate; (xiii) any material broker, distributor, dealer, manufacturer’s representative, agency, marketing and advertising Contracts; (xiv) any Contract relating to the acquisition, transfer, use, development, sharing or license or grant of any other right of any Intellectual Property including any Intellectual Property License other than (A) any Contract under which commercially available “off-the-shelf” software is licensed or made available to the Seller pursuant to standard commercial terms for a fee of less than $35,000 per year, and (B) any non-exclusive license that is merely incidental to the transaction contemplated in the Contract in which such license is granted, the commercial purpose of which is primarily for something unrelated to Intellectual Property; (xv) any Contract imposing any restriction on the Seller’s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any products or services; (xvi) any Contract relating to any Legal Proceeding or Order; (xvii) any Contract with a Governmental Entity; (xviii) any Contracts that require Seller to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; (xix) any Contract entered into outside the ordinary course of business not previously disclosed pursuant to this Section 3.11(a); and (xx) any other Contract deemed material by Seller to the conduct of its Business and/or the ownership or operation of the Purchased Assets and not previously disclosed pursuant to this Section 3.11(a). (b) Seller has not received written notice of, any breach, violation of or default under any Material Contract. A copy of each Material Contract has previously been made available to Purchaser. Each Material Contract is a legal, valid and binding agreement of Seller and is in full force and effect, and is enforceable against Seller and, to the Knowledge of Seller, each other party thereto, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity). Except as set forth on Schedule 3.11(b), (i) the Seller has not, and to the Knowledge of the Seller no other Person has, violated or breached, or declared or committed any default under, any Material Contract; (ii) no event has occurred,

23 and, to the Knowledge of the Seller, no circumstance or condition exists (including the execution of this Agreement and the consummation of the transactions contemplated hereby), that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any violation or breach of, or default under, any Material Contract; and (iv) the Seller has not waived any right expressly provided for any Material Contract. The Purchaser has been provided with a true, correct and complete copy of all Material Contracts, together with all supplements, amendments, waivers or other changes thereto. Reserved. Equipment Etc. (a) Schedule 3.13(a) sets forth an accurate list of the Seller’s capitalized fixed assets as carried in the Seller’s fixed asset reporting system. (b) Schedule 3.13(b) sets forth a list of all Purchased Assets leased to the Seller. (c) Each asset identified or required to be identified in Schedule 3.13(a) or Schedule 3.13(b) complies in all material respects with and is being operated and otherwise used in material compliance with, all applicable Laws and Orders. Except as set forth on Schedule 3.13(c), Seller has good and valid title to, or a valid and enforceable leasehold interest in, all buildings, machinery, equipment, and other Tangible Personal Property assets (including any assets reflected on the Interim Financial Statements) used in or necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances (other than Permitted Encumbrances). Each such Tangible Personal Property asset (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (subject to normal wear and tear), (iii) is usable in the ordinary course of business, and suitable for the uses intended therefor, (iv) has been installed, constructed, inspected and maintained by Seller in accordance with customary practices and standards in the industry in which the Business operates, (v) is free from any latent defects and without material disruptions, and (vi) conform in all material respects to all applicable Law relating to its use and operation. To the Knowledge of the Seller, there are no facts or conditions affecting any Purchased Assets that would reasonably be expected, individually or in the aggregate, to materially interfere with the current use or operation of such properties and assets. (d) Except as set forth on Schedule 3.13(d), all of the Tangible Personal Property assets and properties of Seller (other than goods in transit and items stored for an interim basis) are located on the Leased Real Property and none of the Inventory of Seller is subject to any consignment, bailment, warehousing or similar Contract. Real Property. (a) Seller does not own any real property. Schedule 3.14(a) contains a list, by street address or location, of all real property subject to any lease or sublease to which Seller is a party, (collectively, the “Leased Real Property”). Seller is in lawful possession of its Leased Real Property and Seller has made available to Purchaser true, correct and complete copies of all Contracts, leases, lease guarantees, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property to which the Seller is a party, including all amendments, terminations and modifications thereof. The Real Property Leases: (i) are in full force and effect, are valid, binding and enforceable and effective in accordance with their terms; (ii) the Seller is not in breach or default, and no event has occurred

24 which, with notice or lapse of time or both, would constitute such a breach or default of the Real Property Leases; (iii) the Seller is exclusively entitled to all rights and benefits as lessee under the Real Property Leases and the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Real Property Leases; and (iv) the terms and conditions of the Real Property Leases will not be affected by, nor will the Real Property Leases be in default as a result of, the completion of the Transactions subject to receipt of the consents set forth on Schedule 3.14(a). To the Knowledge of the Seller, there is not now pending nor contemplated any reassessment of any Real Property Leases that could result in a change in the rent, additional rent, assessment or other sums and charges payable by the Seller under any agreement relating to the Real Property Leases. (b) With respect to each piece of Leased Real Property: (i) the current use of such Leased Real Property does not, to Seller’s Knowledge, violate any instrument of record or Contract affecting such Leased Real Property; (ii) Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy its Leased Real Property or any portion thereof; (iii) there are no Persons in possession of such Leased Real Property except the Seller; and (iv) to the Seller’s Knowledge is used in a manner consistent with and permitted by applicable zoning ordinances without special use Permits, is served by all water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the business, and is in good working condition and repair. Employee Benefit Plans. (i) (a) Schedule 3.15(a) sets forth all material Benefit Plans maintained, sponsored, or contributed to by Seller (the “Seller Plans”). Seller has not committed to establish or materially modify any Benefit Plan that would result in Liability to Purchaser after Closing. To the Knowledge of Seller, each Seller Plan complies in all material respects with its terms and applicable Law, and there are no material unfunded liabilities. (ii) Seller has made available to Purchaser all material documents relating to the Seller Plans, including plan documents, summary descriptions, recent filings, and material communications. (iii) All required filings, contributions, premiums, and payments under each Seller Plan have been timely made in accordance with applicable Law. (iv) Seller does not sponsor, maintain, or contribute to any defined benefit plan, multiemployer plan, or other plan that could result in material Liability to Purchaser, and has no related withdrawal or funding liabilities. (v) No Seller Plan provides post-employment health, medical, or life insurance benefits, except as required by applicable Law. (vi) To the Knowledge of Seller, no prohibited transactions or breaches of fiduciary duty have occurred with respect to any Seller Plan that would result in material Liability. (vii) There are no material Legal Proceedings, audits, or claims (other than routine claims for benefits) pending or, to Seller’s Knowledge, threatened with respect to any Seller Plan. (viii) Neither the execution of this Agreement nor the consummation of the transactions will result in any payment, increase in benefits, or acceleration of vesting or compensation to any employee or service provider, except as set forth on Schedule 3.15(h).

25 (ix) No payments made or to be made in connection with the transactions will be non- deductible under Sections 280G or 162(m) of the Code. (x) Seller has no Liability for Taxes or penalties under Sections 409A or 4999 of the Code. (xi) All individuals providing services have been properly classified for purposes of participation in Seller Plans, and Seller has no material Liability arising from misclassification. (xii) Seller has complied in all material respects with applicable healthcare Laws, including the Affordable Care Act, and has paid all required Taxes and penalties in connection therewith. Labor and Employment Matters. (a) Schedule 3.16(a) sets forth: (i) a true and complete list of all of the Seller’s employees (the “Business Employees”), contractors and consultants; (ii) the base compensation, variable compensation, benefits, and other renumerations owed (including but not limited to accrued paid time off, commissions, bonuses or other incentive compensation) of each such Employee, contractor and consultant; (iii) the title, position office location, status as part-time or full-time, and/or job classification held by each such Employee, contractor and consultant, whether each Person is and has been treated as “exempt” or “non- exempt” for purposes of federal labor laws governing the payment of overtime, and whether such Person is currently on a leave of any kind; and (iv) hire date. All Employees who are performing services for the Seller in the United States are legally permitted to work in the United States. The employment of all Employees, contractors and consultants may be terminated at any time with or without cause and without any severance or other Liability to the Seller. No former employee, officer, manager or director of the Seller, or their dependents, are receiving (or are scheduled to receive) from the Seller pension benefits, retiree medical insurance coverage, retiree life insurance coverage or other welfare benefits. No current officer, employee or group of employees, consultant or contractor has given notice to the Seller that such individual(s) has any present plans to terminate his/her/its employment or engagement with the Seller in the one (1) year following the date hereof. (b) All individuals providing services to Seller are, and have been, properly classified under applicable Law. Seller has no material Liability arising from any misclassification of employees, independent contractors, or leased workers. (c) Except as set forth on Schedule 3.16(c), Seller is, and during the past five (5) years has been, in compliance in all material respects with all applicable Labor and Employment Laws. There are no Legal Proceedings pending or, to Seller’s Knowledge, threatened in writing relating to labor or employment matters, and no outstanding orders, judgments, or settlements. (d) Seller is not delinquent in the payment of any compensation due to any employee, independent contractor, or service provider. All compensation and benefits have been paid or properly accrued, and all required contributions and withholdings related to Benefit Plans have been timely made in accordance with applicable Law. (e) During the past five (5) years, there have been no material labor or employment-related claims, including claims of unfair labor practices, discrimination, harassment, or misconduct, and no settlements relating thereto. Seller is not subject to any labor or employment-related order.

26 (f) Seller has complied during the past five (5) years in all material respects with applicable immigration Laws, including Form I-9 requirements. Seller has not knowingly employed any unauthorized workers and has not been subject to any material audit or investigation relating to such matters. (g) Schedule 3.16(g) sets forth by date and location any employees terminated within the ninety (90) days preceding the Closing. (h) There are no workers’ compensation claims pending against the Seller nor, to the Seller’s Knowledge, are there any facts that could reasonably be expected to give rise to such a claim or claims not covered by workers’ compensation insurance. (i) The Seller has no severance plans or policies, and the Seller has no agreements obligating the Seller to pay any compensation or other benefits upon termination of any employee for any reason. (j) In the past three (3) years, the Seller has not sought to enforce any non-competition or customer non-solicitation agreement covering a former employee of the Seller. To Seller’s Knowledge, no current or former employee or contractor has any claim with respect to Seller’s intellectual property rights. Environmental Matters. (a) Except as set forth in Schedule 3.17(a), Seller (i) is in material compliance with all Environmental Laws, and (ii) has not received from any Person any (A) Environmental Claim, or (B) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Seller has obtained all Environmental Permits necessary for the ownership, lease, operation or use of the Business or Purchased Assets and Seller is not in default or violation of any term, condition or provision of any Environmental Permit. The Seller holds all Environmental Permits necessary for the operation of its Business and Purchased Assets and which are listed on Schedule 3.17(a), to the Seller’s Knowledge, there are not facts or circumstances that exist that might prevent or impede, after the Closing Date, the conduct and operations of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets as currently used. (b) Except as set forth in Schedule 3.17(b), there has been no release of Hazardous Materials in contravention of Environmental Laws with respect to the Business or Purchased Assets or any real property owned, operated or leased by Seller, and Seller has not received any Environmental Claim, written notice, Order, report or other information regarding actual or alleged material violation of, or material Liability under any Environmental Law or Environmental Permit, or that any real property owned, operated or leased by Seller has been contaminated with any Hazardous Material in violation of Environmental Laws by Seller. Except as set forth in Schedule 3.17(b), the Seller and the Business has not manufactured, distributed, treated, stored, disposed of, arranged for the disposal of, transported, handled, exposed any Person to, or released any substance, or owned or operated any property or facility contaminated by any substance, in each case so as to give rise to any material Liabilities pursuant to Environmental Laws. The Seller has not assumed, undertaken, become subject to, or provided an indemnity with respect to any material Liability of any other Person relating to or arising under Environmental Laws. The Seller has provided Purchaser with copies of all environmental reports, assessments and audits and all other documents relating to any material environmental, health or safety Liabilities in the Seller’s possession or control, in each case relating to the Seller or the Business. Insurance. Seller’s Business and Purchased Assets are insured to the extent specified under the insurance policies listed in Schedule 3.18 (the “Insurance Policies”). All such insurance policies with respect to the properties, Purchased Assets or Business of the Seller are in full force and effect

27 and all premiums due and payable thereon have been paid in full, no premiums will be required to be made after the Closing Date with respect to periods prior to the Closing, and the Seller is not in default with respect to its material obligations under any such policies and there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, including the completion of the Transactions, would become a default of the Seller. No written notice of cancellation or termination has been received by Seller with respect to any such policies. In the past three (3) years, the Seller has given timely notice to the insurer of all material claims that may be insured thereby. The Seller has not been denied insurance or suffered the cancellation of any insurance in the past three (3) years. There are no claims by Seller pending under any Insurance Policies where coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights and there are no known circumstances which might result in any such claim. In addition, Schedule 3.18 contains a list of all pending claims and all claims submitted during the previous three (3) years under any Insurance Policy. This Section 3.18 shall not apply to any Seller Benefit Plans or other employee benefit arrangements. Taxes. Except as set forth on Schedule 3.19: (a) All Tax Returns required to be filed with respect to the Purchased Assets, Assumed Liabilities, or the Business have been timely filed and are true, correct, and complete in all material respects. (b) All Taxes due and payable with respect to the Purchased Assets, Assumed Liabilities, or the Business have been (or will be paid by Seller) timely paid in full. No material Tax liabilities have been incurred outside the ordinary course of business since the date of the most recent Financial Statements. (c) All required Taxes have been properly withheld, deducted, or collected and timely remitted to the appropriate Tax Authority, and all related filings (including IRS Forms W-2 and 1099) have been timely and correctly completed in all material respects. (d) All sales, use, and similar Taxes required to be collected have been properly collected and timely remitted. Seller has maintained appropriate exemption and resale documentation. (e) There are no unpaid or unresolved Tax deficiencies, and no audits, claims, or assessments are pending or, to Seller’s Knowledge, threatened in writing. (f) None of the Purchased Assets, Assumed Liabilities, or the Business is subject to any Tax sharing, allocation, or indemnity agreement. (g) There are no Encumbrances for Taxes on any of the Purchased Assets (other than Taxes not yet due or payable or Permitted Encumbrances). (h) No claim has been made in writing by any Tax Authority in a jurisdiction where Seller does not file Tax Returns that the Business is subject to Tax in such jurisdiction. (i) There are no agreements extending the statute of limitations for Taxes with respect to the Seller that will be in effect after the Closing Date. (j) No Tax elections have been made that would materially affect the Purchased Assets or the Business following the Closing.

28 (k) The Seller and the Business is not subject to any Tax exemptions, holidays, or similar arrangements that would bind or affect Purchaser after Closing, and Seller is in compliance with any such arrangements. (l) No power of attorney with respect to Tax matters exists that would bind Purchaser following the Closing Date. (m) Seller represents and warrants that it has complied in all material respects with all applicable unclaimed property, escheat, and abandoned property laws in each jurisdiction where Seller is required to file reports or remit property (“Unclaimed Property Laws”). Without limiting the foregoing, Seller has timely filed all required reports and remitted all unclaimed property required to be reported or delivered to any governmental authority. (n) Seller has not received any written notice of, and there is no pending or, to Seller’s Knowledge, threatened audit, examination, inquiry, or claim by any governmental authority relating to unclaimed property. Seller is not currently participating in any voluntary disclosure agreement or similar program with respect to unclaimed property. (o) Seller has maintained books and records sufficient to comply with applicable Unclaimed Property Laws, including records necessary to determine the proper jurisdiction and dormancy status of unclaimed property. Intellectual Property. (a) Schedule 3.20(a) sets forth a list of the following Seller Intellectual Property that, in each case, is subject to any issuance, registration or application to or with any Governmental Entity or authorized private registrar in any jurisdiction: (i) all Patents and pending Patent applications, including any and all extensions, continuations, continuations-in-part, divisions, reissues, reexaminations, substitutes, renewals; (ii) all Trademark registrations and pending Trademark registration applications; (iii) all copyright registrations and pending copyright registration applications; (iv) all domain name registrations and pending domain name registrations; and (v) social media accounts (collectively, the “Registered Intellectual Property”). All required filings and fees related to the Registered Intellectual Property have been timely filed with and paid to the relevant entities and authorized registrars, and all Registered Intellectual Property is otherwise in good standing. All of Seller’s Registered Intellectual Property is valid and enforceable and, to the Knowledge of Seller, none of such Registered Intellectual Property is being misappropriated, violated, or infringed by any third party in any manner. (b) Schedule 3.20(b) contains a complete and accurate list of all of the following that are owned by the Seller: (i) unregistered trademarks, trade names, logos, service marks, and design marks; (ii) material trade secrets and know-how owned by the Seller. Schedule 3.20(b) also lists any Intellectual Property owned or held by the Seller that is material to the conduct of the Seller’s Business as presently conducted, including any such Intellectual Property embodied or used in any past or current products (for any trade secrets, the description should be limited to a high-level description that will not jeopardize its trade secret status). Except as set forth on Schedule 3.20(b), the Seller owns and possesses all right, title and interest in and to all Intellectual Property set forth on Schedule 3.20(a) and 3.20(b) and owns and possesses all right, title and interest in and to or has the right to use pursuant to a valid and enforceable license set forth on Schedule 3.20(b), all material Intellectual Property used in or necessary for the operation of its Business, free and clear of all Encumbrances (other than Permitted Encumbrances) (collectively, the “Seller Intellectual Property”).

29 (c) Except as set forth on Schedule 3.20(c), Seller has taken commercially reasonable steps to maintain, enforce and protect the proprietary nature of the Seller Intellectual Property, including trade secrets, that is owned by the Seller and, to the Seller’s Knowledge, has not taken any actions that would materially impair or adversely affect the Seller Intellectual Property. To the Knowledge of the Seller, no present or former employee, officer, consultant or contractor of the Seller has any ownership, license or other right, title or interest in any Intellectual Property rights of the Seller. Seller represents that no current or former employee, officer, or owner retains any right, title or interest in, or access to, any material Product Formulations or other proprietary know-how used in the Business. (d) No claims have been made, are pending or, to the Knowledge of Seller, threatened challenging the ownership (as applicable), enforceability, scope, validity, or use by Seller of any Seller Intellectual Property, or alleging that Seller is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property and to the Seller’s Knowledge, there is no basis for such claim. The Seller Intellectual Property as currently licensed or used by Seller does not infringe, misappropriate or otherwise violate (directly, contributory, by inducement, or otherwise) the Intellectual Property of any Person; and to the Seller’s Knowledge, no Person is infringing, misappropriating or otherwise violating any Seller Intellectual Property. (e) Except as set forth on Schedule 3.20(e), all Product Formulations used in the Business are owned exclusively by the Seller, have not been disclosed to any third party except pursuant to enforceable confidentiality obligations, and to the Knowledge of the Seller, no current or former employee, contractor, or third party retains any rights to use or exploit such Product Formulations. Material Relationships. (a) Schedule 3.21(a) sets forth a complete and accurate list of the twenty (20) largest customers (by revenue dollar value) of Seller during (i) the twelve (12)-month period ended December 31, 2025 and (ii) the period from January 1, 2026 through April 15, 2026 (each, a “Material Customer”), which list includes the following information: (i) customer account name, and (ii) annual revenue for fiscal year 2025, and January 1, 2026 through April 15, 2026. Except as set forth on Schedule 3.21(a), none of the Material Customers has cancelled, terminated or materially decreased its usage or purchases of the products or services with Seller since January 1, 2025 or otherwise notified Seller that it is (a) canceling or terminating its relationship with Seller or (b) adversely modifying its relationship or its usage or purchases of the products or services with Seller. Seller has not permitted any current or former employee, contractor, or other Person to retain or control any customer-specific formulations, specifications, or technical know-how relating to any Material Customer outside of the Business. Except as set forth on Schedule 3.21(a), no Material Customer has indicated any intent to terminate, materially reduce, or adversely modify its relationship with the Business. To Seller’s Knowledge, no Person has solicited or is actively soliciting any Material Customer using Product Formulations or proprietary know-how of the Business. Seller represents and warrants that there has been no written or oral notice from any Material Customer, defined above, of termination, non-renewal, or material reduction in business. (b) Schedule 3.21(b) sets forth a complete and accurate list of the ten (10) largest suppliers (by dollar value) of Seller during (i) the twelve (12)-month period ended December 31, 2025 and (ii) the period from January 1, 2026 through April 15, 2026 (each, a “Material Vendor”), which list includes those vendors that accounted for (1) more than three percent (3%) of the gross revenues of Seller in 2025, or (2) more than three percent (3%) of the gross revenues of the Seller in the first four (4) months of 2026. Except as set forth on Schedule 3.21(b), none of the Material Vendors has cancelled, terminated or materially and adversely modified its relationship or its provision of products or services with Seller since January 1, 2026 or otherwise notified Seller that it is (a) canceling or terminating its relationship with Seller or (b) adversely modifying its relationship or its provision of products or services with Seller.

30 Powers of Attorney. The Seller does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof). Warranty and Related Matters. Schedule 3.23 sets forth a complete list of all outstanding product warranties or guarantees in connection with any of the Seller’s products and the Purchased Assets that are outside the ordinary course of business for Seller. There are no existing, there are no pending or, to the Seller’s Knowledge, any threatened, claims against the Seller relating to any work performed by the Seller or the Purchased Assets, product liability, warranty or other similar claims against the Seller alleging that any products and services or Purchased Assets are defective or fails to meet any product or service warranties. Except as set forth on Schedule 3.23, to the Seller’s Knowledge, the Seller has no Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products distributed, procured, sold or delivered by the Seller. Each product sold or delivered and each service rendered by the Seller has been in conformity in all material respects with contractual commitments and express and implied warranties, and the Seller has no existing or pending Liability or obligation for replacement or repair thereof (other than any Liabilities incurred in the ordinary course of business (including issuing any credit memos, accepting returns or performing re-work consistent with the Seller’s past practice)). To the Knowledge of the Seller, there have been and there are no product recalls or withdrawals or requests for product recalls or withdrawals by any customer of the Seller with respect to Seller’s products or services. Privacy and Data Security. The Seller’s data privacy practices are materially consistent with and comply with standards that are customary in the industry. Except as set forth on Schedule 3.24, the Seller has: (a) complied with the Seller’s privacy policies and materially complied with all applicable Laws to which the Seller is subject governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of Personally Identifiable Information that is possessed by or otherwise subject to the control of the Seller (collectively, “Information”); (b) in connection with each third party servicing, outsourcing, or similar arrangement involving Information acquired from or with respect to the Seller, contractually obligated any service provider to (i) protect, and secure from loss, damage, unauthorized access, use, disclosure, modification, or any other misuse, Information, (ii) restrict use of Information to those authorized or required under the servicing, outsourcing, or similar arrangement, and (iii) certify or guarantee the return or adequate disposal of Information; and (c) taken reasonable measures to ensure that all Information is reasonably protected against loss, damage, and unauthorized access, use, disclosure, modification, or other misuse. Except for disclosures of Information required by applicable Law, authorized by the provider of Information or provided for in the Seller’s privacy policies, the Seller has not sold, leased or otherwise knowingly made available to third parties any Information. Except as set forth on Schedule 3.24, to the Seller’s Knowledge, there has not been any loss, damage, or unauthorized access, use, disclosure, modification, or other misuse of any Information. To the Knowledge of Seller, the execution of this Agreement and all of the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby, do not violate any Contract or applicable Laws relating to the use, dissemination, or transfer of any Information. IT Systems. (a) Schedule 3.25 lists all IT Systems and software that is duly and validly licensed to, or owned by, the Seller. Except as set forth on Schedule 3.25 all systems are owned or leased, and operated by and are under the control of the Seller. (b) To the Seller’s Knowledge, the software used by the Seller is free of any material defects, bugs and errors, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data, or other materials (“Contaminants”). The Seller

31 employs commercially reasonable practices and safeguards designed to ensure that IT Systems within its control are free from Contaminants. (c) All data and information which is owned or purported to be owned by, or has been collected by or provided to, the Seller in connection with the Business (the “Business Information”) has been collected solely for purposes related to the Business, and no Business Information is used in or has been collected in connection with any other operations or business. All of the Business Information is stored on the Seller’s IT Systems or has been segregated and can be exported from the Seller’s IT Systems, all of which are included in the Purchased Assets. The execution, delivery, and performance of this Agreement complies with all applicable data privacy law and will not require the consent of any individuals from whom Business Information has been collected. Related Party Transactions. Except as set forth on Schedule 3.26, no direct or indirect equity holders, controlling Persons, shareholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Seller (each a “Related Party”) has any direct or indirect interest of any nature in any of the Purchased Assets, other than an equity holder’s ownership interests, as applicable, of the Seller. Except as set forth on Schedule 3.26, no Related Party is indebted to the Seller. Except as set forth on Schedule 3.26, no Related Party has entered into or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Seller, other than through or in connection with an employment relationship with the Seller. No Related Party is competing, directly or indirectly, with the Seller. No Related Party has any claim or right against the Seller, other than through or in connection with an employment relationship with the Seller. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Purchased Assets or the Business. Bank Accounts. Schedule 3.27 contains a list showing (a) the name of each bank, safe deposit company or other financial institution in which the Seller has an account, lock box or safe deposit box, and (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons, if any, holding powers of attorney from the Seller. Brokers. Except as set forth in Schedule 3.28, there is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller that might be entitled to any fee or commission in connection with the Transactions. No Other Representations. Purchaser acknowledges that, except for the representations and warranties in the Article III, Seller has not made and is not making any representation or warranty, express or implied, including any implied representation or warranty. Any information, documents, or other materials (including any such materials contained in the online virtual “data room” or otherwise reviewed by Purchaser) that have been provided to Purchaser are not deemed to be representations or warranties of Seller. REPRESENTATIONS AND WARRANTIES OF PURCHASER In order to induce the Seller to enter into this Agreement and consummate the Transactions, Purchaser hereby represents and warrants to Seller that, except as set forth in the Disclosure Schedules attached hereto:

32 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Power and Authority. Purchaser has the requisite power and authority to enter into this Agreement and each other Transaction Document to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. This Agreement has been, and each other Transaction Document to which Purchaser is a party, has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity). Noncontravention; Consents and Governmental Authorizations. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party, and the consummation of the Transactions, do not and will not: (a) contravene, conflict with, or result in a violation of or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law or Order or any restriction imposed by, any court or Governmental Agency binding upon or applicable to Purchaser; (b) violate, contravene, or conflict with any provision of the Organizational Documents of Purchaser; or (c) result in a violation, default or breach (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of any Contract to which Purchaser is a party or otherwise bound. No Consents or Governmental Authorization are required in connection with Purchaser’s execution and delivery of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation of the Transactions, other than those set forth in Schedule 4.3. Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened by or against Purchaser that seek to challenge, enjoin, prevent, alter or could otherwise reasonably be expected to delay the Transactions or affect the performance under this Agreement of the Transaction Documents. Purchaser is not subject to any Order that challenges, enjoins, prevents, alters or could otherwise reasonably be expected to delay or affect Purchaser’s performance of any obligations hereunder or in connection with the Transactions. Solvency. Purchaser will, after giving effect to all of the Transactions, including the payment of the Purchase Price and all other amounts required to be paid in connection with the consummation of the Transactions and all related fees and expenses, be solvent under applicable Law. Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to make payment of the Purchase Price and consummate the Transactions. Brokers. Neither Purchaser nor any of its Affiliates has any Liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions. Any fees, commissions, and other obligations payable in connection with the Transactions shall be paid at or prior to the Closing by Purchaser.

33 COVENANTS Insurance Policies. (a) For a period of five (5) years following the Closing (the “Claims Period”), Purchaser shall be allowed to make claims under any of the insurance policies that provide occurrence-based coverage for the Seller’s Business or the Purchased Assets (the “Available Insurance Policies”) with respect to any claims, acts, omissions, events, circumstances, occurrences or losses in respect of the Business. During the Claims Period, and thereafter until all claims made under the Available Insurance Policies pursuant to this Section 5.1 have been finally resolved, the Seller shall: (i) add Purchaser as a named insurance party on the Available Insurance Policies, (ii) keep the Available Insurance Policies, or comparable replacements therefor (which shall be considered Available Insurance Policies hereunder) in full force and effect to cover claims, acts, omissions, events, circumstances, occurrences or losses in respect of the Business, and (iii) not take any action that would impair the ability of Purchaser to make claims thereunder or to obtain the benefits afforded them thereby. Seller shall reasonably cooperate with and use commercially reasonable efforts to assist Purchaser in either directly making claims or seeking coverage under the Available Insurance Policies by means of claims made on their behalf by Seller or other Affiliates of Seller under such Available Insurance Policies upon reasonable request and reasonable grounds, promptly provide to Purchaser true, correct copies of any replacement Available Insurance Policy; provided, however, that under no circumstance shall Seller be obligated to incur out-of-pocket costs related to the foregoing in excess of such costs that are de-minimis in nature. Certain Tax Matters. (a) Tax Indemnification. Seller shall pay or cause to be paid, and shall indemnify Purchaser and its Affiliates (collectively, the “Purchaser Tax Indemnified Parties”) and hold each Purchaser Tax Indemnified Party harmless from and against, without duplication, (i) all Taxes of Seller and any of its Affiliates with respect to the Business and the Purchased Assets for Pre-Closing Tax Periods; Taxes of any affiliated, consolidated, combined or unitary group of which the Seller is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or non-U.S. Law; (iii) any and all Taxes imposed upon the Purchaser as a transferee or successor, by contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing Date; (iv) any Taxes attributable to any breach by Seller of any covenant or agreement of Seller contained in this Agreement or inaccuracy in any representation or warranty made in Section 4; (v) any Taxes for which Seller is responsible under Section 5.2(e) and (vi) reasonable out-of-pocket fees and expenses attributable to any item described in clauses (i) to (v). (b) Tax Returns. (i) Seller shall, at its expense, prepare, or cause to be prepared by its Affiliates (as applicable), and file when due all income Tax Returns with respect to the Business and the Purchased Assets for Pre-Closing Tax Periods. Seller shall pay (or cause to be paid) any Taxes due. (ii) Except for the Tax Returns described in Section 5.2(b)(i), Purchaser shall prepare, or cause to be prepared, and file, or cause to be filed, when due, all Tax Returns required to be filed with respect to the Business and the Purchased Assets and shall pay (or cause to be paid) any Taxes due. (c) Straddle Period Allocation. For any Straddle Period, (a) Taxes based on income, receipts, or similar items shall be allocated between the pre-Closing period and the post-Closing period using an interim closing of the books as of the Closing Date, and (b) all other Taxes (including property and similar

34 Taxes) shall be allocated on a per diem basis. All Taxes attributable to the pre-Closing portion of any Straddle Period shall be borne by Seller, and all Taxes attributable to the post-Closing portion shall be borne by Purchaser. To the extent permitted by Law, all Transaction Expenses shall be allocated to the Pre- Closing Tax Period for purposes of deducting such amounts, regardless of when such amounts are actually paid. (d) Tax Contest. Each Party shall promptly notify the other of any Tax audit, claim, or proceeding relating to a Pre-Closing Tax Period or Straddle Period. Seller shall control any such Tax matter relating to Pre-Closing periods, at its expense; provided that (i) Purchaser may participate at its own expense, (ii) Seller shall keep Purchaser reasonably informed, and (iii) Seller shall not settle any such matter that could affect Purchaser or the Business after Closing without Purchaser’s prior written consent (not to be unreasonably withheld). Purchaser shall control all Tax matters for post-Closing periods. (e) Transfer Taxes. All transfer and similar Taxes arising from the transactions shall be paid by Seller. The Party required by Law shall file any related Tax Returns, and the Parties shall cooperate to minimize such Taxes and execute any required documentation. (f) Cooperation. Each Party shall reasonably cooperate with the other in preparing Tax Returns and handling audits, including providing access to relevant records. The requesting Party shall reimburse reasonable out-of-pocket costs incurred in providing such assistance. (g) Control. This Section 5.2 shall govern all Tax matters in the event of any inconsistency with other provisions of this Agreement. Cooperation. Each Party agrees to furnish upon request to any other Party such further information, to execute and deliver to any other Party such other documents, and to do such other acts and things (at no cost to such Party), all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, if, after the Closing, (a) Purchaser holds any Excluded Assets or Excluded Liabilities or (b) Seller holds any Purchased Assets or Assumed Liabilities, Purchaser and Seller, as the case may be, shall promptly transfer (or cause to be transferred) such assets or assume (or cause to be assumed) such Liabilities to or from (as the case may be) the other Party and, prior to any such transfer, to the extent applicable, any Purchased Assets held by Seller shall be held in trust for Purchaser and any Excluded Assets held by Purchaser shall be held in trust for Seller, in each case until so transferred. Seller hereby authorizes Purchaser after the Closing to receive and open all mail and other communications received by Purchaser and addressed or directed to Seller and, to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities, to act with respect to such communications in such manner as Purchaser may elect. If any such communication does not relate to the Business, the Purchased Assets or the Assumed Liabilities, Purchaser will forward such communication to Seller. Seller will promptly deliver to Purchaser the original of any mail or other communication received by Seller after the Closing that relates to the Business, the Asset or the Assumed Liabilities. Seller hereby authorizes Purchaser after the Closing to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Purchaser on account of any of the Purchased Assets or the Business. After the Closing, Seller will promptly remit to Purchaser any payment relating to the Business or the Purchased Assets (including payments for Receivables) that Seller receives. Receivables. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any accounts receivable or any other Purchased Asset, then such Party or its Affiliate shall remit such funds to Purchaser on the first Monday after its receipt thereof. With regards to this Section 5.4, if Monday is a federal holiday, the remittance of funds shall occur on the following day. If Purchaser or any of its Affiliates collects any accounts receivables that were not collected within 90 days, then Purchaser shall remit such funds to Seller pursuant to Section 3.6(c), and pay such funds to Seller on

35 the first Monday after its receipt thereof, or if such Monday is a federal holiday, the remittance of funds shall occur on the following Business Day. Governmental Authorizations. If requested by Purchaser, the Seller shall notify all of the Tax Authorities in the jurisdictions that impose Taxes on the Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such Tax Authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject the Purchaser to any Taxes of Seller in connection with the Transaction. If any Tax Authority asserts that the Seller is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Purchaser that such liabilities have been paid in full or otherwise satisfied. Public Announcements. From and after the date hereof, none of Seller, Purchaser or any of their Representatives shall issue or cause the publication of any press release or public announcement related to this Agreement or the Transactions without the joint approval of Purchaser and the Seller. Notwithstanding the foregoing, Purchaser is subject to disclosure requirements under the Securities Exchange Act of 1934 or similar applicable Laws and shall have the right to make the final determination about its required disclosures, and may disclose as it deems necessary and appropriate to comply with Applicable Laws in Purchaser’s sole discretion and may make such disclosure without first providing copies to any other Person hereunder. Books and Records. (a) After the Closing Date, Purchaser and Seller shall agree that they each shall preserve and keep the records held by their respective Affiliates relating to the Business and for a period of two (2) years from the Closing Date and shall make such records and personnel available to the other Party as may be reasonably required in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits or government investigations or in order to enable the Parties to comply with their obligations under this Agreement and the Transaction Documents. Such availability shall include reasonable access upon reasonable advance notice to Purchaser, subject to restrictions under applicable Law, to the Books and Records transferred to Purchaser to the extent necessary for the preparation of financial statements, regulatory filings or Tax Returns of Seller or its Affiliates in respect of periods ending on or prior to Closing, or in connection with any Legal Proceedings during such period. (b) Neither Purchaser nor its Affiliates shall be required to provide any access or information to Seller or its representatives (i) in the event of any actual or threatened proceeding or dispute brought by Seller or their respective Affiliates against Purchaser or by Purchaser or its Affiliates against Seller under or arising out of this Agreement or (ii) which Purchaser reasonably believes it or the Seller is prohibited from providing to Seller or their respective representatives by reason of applicable Law, which, for the avoidance of doubt, (A) constitutes access to information protected by attorney-client privilege or which the Seller is required to keep confidential or (B) by reason of a contract with a third party or which would otherwise expose Purchaser or any of its Affiliates to a material risk of Liability. (c) Within thirty (30) days after the Closing Date, Seller shall deliver to Purchaser an electronic copy of the virtual Data Room and all documents and information made available to Purchaser therein, as well as provide access to copies of all Books and Records Restrictive Covenants. In consideration of the mutual covenants provided for herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

36 (a) Restricted Person means Seller and its direct and indirect equity holders, officers, directors, employees, consultants, agents, affiliates, and any Person acting on their behalf or in concert with them, including any family member or entity controlled by or affiliated with such persons. Each Restricted Person hereby agrees that for the three (3) year period from and after the Closing (the “Restricted Period”), such Restricted Person shall not, without the prior written consent of Purchaser, directly or indirectly, or as agent or employee of, or on behalf of, or in conjunction with any Person, or as an employee or as a partner of any partnership, or as a shareholder, officer or director of any corporation or as a member of any limited liability company, or in any other manner or capacity, own, manage, engage in, operate, control, work for, assist, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that engages in the manufacture or sale of specialty chemicals, chemical intermediates, coatings, or related products (the “Restricted Business”) anywhere in the world. Notwithstanding the foregoing, the following activities shall not constitute a breach of this Section 5.8(a): ownership by a Restricted Person, as a passive investment, in the aggregate of less than two percent (2%) of the outstanding shares or other Equity Interests of capital stock of any corporation or other entity listed on a national securities exchange or publicly traded on any nationally recognized over- the-counter market. (b) During the Restricted Period, each Restricted Person shall not on behalf of such Restricted Person, entice, encourage, cause or invite any vendor, customer or client to (i) discontinue doing business relating to the Restricted Business with Purchaser or any of their respective Affiliates, (ii) interfere with the relationships relating to the Restricted Business between Purchaser or their respective Affiliates and any vendor, customer or client, or (iii) purchase any products relating to the Restricted Business other than from Purchaser or any of their respective Affiliates. During the Restricted Period, Restrictive Persons shall refer all customer inquiries with respect to Restricted Business to the Purchaser. (c) During the Restricted Period, no Restricted Person shall on behalf of such Restricted Person, in any manner take or cause to be taken any action which is designed or intended to discourage any vendor or other business relations of the Seller and relating to the Restricted Business from maintaining the same business relationship with the Purchaser relating to the Restricted Business after the Closing as was maintained with the Seller prior to the Closing. (d) During the Restricted Period, no Restricted Person shall, directly or indirectly, on behalf of any other Person, solicit to employ, hire or employ (or engage as an independent contractor) any Person who was employed by the Seller as of the Closing Date or at any time during the six (6)-month period preceding the Closing Date; provided, that the foregoing restriction shall not prohibit any solicitation of any such employee pursuant to or as a result of any public advertisement or posting or other form of general solicitation that is not directed at any or all of such employees. (e) Each Restricted Person agrees that during the Restricted Period such Restricted Person shall not disparage the Purchaser or any of their respective officers, directors, shareholders, members or employee in any matter likely to be harmful to such Person or his, her or its personal or business reputation with respect to the Restricted Business; provided, that the foregoing shall not prohibit any Person from (i) responding accurately and fully to any question, inquiry, or request for information required by legal or administrative process, and (ii) enforcing such Person’s rights under, or defending such Person against claims under, the Transaction Documents. (f) From and after the Closing and until the expiration of the Restricted Period, Restricted Persons shall keep secret and retain in strictest confidence, and shall not use, directly or indirectly, for the benefit of themselves or others, all non-public, confidential and proprietary information relating to the Restricted Business, including know how, trade secrets, customer lists, supplier lists, details of consultant

37 and employment Contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, specifications, processes, inventions, software, object codes, systems documentation and research projects and other business affairs of the Seller with respect to the Restricted Business (collectively, “Confidential Information”) and shall not disclose such Confidential Information to any other Person (other than such Restricted Person’s professional advisors, agents and representatives who have a reasonable need to know and are informed of the confidential nature of the Confidential Information and are directed to comply with the confidentiality obligations of this Section 5.8(f)); provided, that this covenant shall not apply to any information (i) which is or becomes generally available to the public other than as a result of disclosure in violation of this Section 5.8(f), (ii) that is required to be disclosed in any Law, in which case the applicable Restricted Person shall provide Purchaser with reasonably prompt notice of such required disclosure (to the extent permitted to do so by applicable Law) so that Purchaser may seek to obtain a protective order or other reasonable assurance that such disclosure shall be treated confidentially (at Purchaser’s sole cost and expense), (iii) that is lawfully acquired by any such Restricted Period, from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iv) that is independently developed by such Restricted Party following the Closing without reference to or the use of any Confidential Information. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.8(f) shall prohibit any Restricted Person from using Confidential Information (i) as an employee or consultant of Purchaser following the Closing, (ii) as an equity owner of the Purchaser following the Closing, or (iii) to the extent necessary to enforce the Restricted Person’s rights under, or other Person’s obligations under, any Transaction Document. (g) The Parties acknowledge and agree that the amount of actual damages suffered by a non- breaching party(s) in the event of an actual or threatened breach of this Section 5.8 may be difficult or impossible to accurately calculate and there may not be an adequate remedy at Law available to the non- breaching party to fully compensate the non-breaching party(s) in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Section 5.8, the non-breaching party and its successors and assigns shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), and neither the breaching party nor any of their Affiliates will oppose the granting of any such relief on the ground(s) that the non-breaching party has an adequate remedy at Law, has not proven actual damages, and/or should be required to post a bond or other security. (h) If any provision contained in this Section 5.8, will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 5.8 but this Section 5.8 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 5.8 is held to cover a geographic area or to be of a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect; instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this Section 5.8 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such applicable Law. (i) Each Restricted Person expressly acknowledges and agrees that (i) each of the restrictions contained in this Section 5.8 is reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect Purchaser’s interest in, and value of, the Business (including the goodwill inherent therein), (ii) Restricted Persons are selling to Purchaser their interest in the Business, including its goodwill, through this Agreement and (iii) Purchaser

38 would not have entered into this Agreement or consummated the Transactions without the restrictions contained in this Section 5.8. (j) Restricted Persons shall not, directly or indirectly, circumvent the intent of this Article through any third party or alternative structure designed to achieve a result otherwise prohibited herein. (k) Purchaser acknowledges and agrees that only the Seller and its Affiliates shall constitute Restricted Persons under this Section 5.8. Use of Name. Promptly following the Closing, the Seller shall cause the governing documents of the Seller to be amended to change the name of such entity from “Midwest Graphic Sales, Inc.” Following the Closing, the Seller will immediately cease to use or do business and cease to allow any Affiliate of the Seller to use or do business, under the names “Midwest Graphic Sales, Inc.” or any other name that, in the reasonable judgment of the Purchaser, is similar to any of the foregoing names. The Seller shall not use the name “Midwest Graphic Sales, Inc.” for any purposes related to or similar to the Business or the Purchased Assets or in any other manner restricted by Section 5.8. Non-assignable Assets. If any Purchased Asset or Assumed Liability cannot, by its terms or applicable Law, be assigned, transferred or conveyed without the consent of a third party or is cancelable by a third party in the event of an assignment (“Non-assignable Assets”) and such consent has not been obtained prior to Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery thereof unless and until such consent shall have been obtained. Seller, at its expense, shall use its commercially reasonable efforts to cooperate with Purchaser following the Closing Date in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law and the terms of the Non-assignable Assets, in the event consents to the assignment thereof cannot be obtained, such Non-assignable Assets shall be held, as of and from the Closing Date, by Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller’s name, Purchaser shall bear all expenses related thereto, and all benefits and obligations existing thereunder shall be for Purchaser’s account. Seller shall take or cause to be taken at Purchaser’s expense such actions in its name or otherwise as Purchaser may reasonably request in writing to provide Purchaser with the benefits of the Non-assignable Assets and to effect collection of money or other consideration that becomes due and payable under the Non-assignable Assets. INDEMNIFICATION Survival. Subject to the limitations and other provisions of this Agreement, the Seller’s representations and warranties contained herein shall survive the Closing and remain operative and in full force and effect for a period of twelve (12) months after the Closing Date; provided that (a) the Fundamental Representations (other than Tax Representations) shall survive for five (5) years; (b) the representations in Section 3.11 (Material Contracts), Section 3.20 (Intellectual Property), and Section 3.21(a) (Material Customers shall survive for eighteen (18) months; and (c) the Tax Representations shall survive until the expiration of the applicable statute of limitations plus sixty (60) days. All covenants and agreements to be performed after Closing shall survive in accordance with their terms, or, if no period is specified, for the maximum period permitted by applicable Law. No indemnification claim may be asserted unless written notice is given prior to the expiration of the applicable survival period, describing the claim in reasonable detail. Any claim timely asserted shall survive until finally resolved.

39 Indemnification by Seller. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller shall indemnify, defend, protect and hold harmless, and pay on behalf of or reimburse, the Purchaser Indemnitees for, from and against any and all Losses sustained or incurred by, or imposed upon, the Purchaser Indemnitees based on, arising out of, or with respect to or as a result of: (a) any inaccuracy in or breach of any representation or warranty; (b) any inaccuracy in or breach in any Seller Fundamental Representations; (c) any breach or nonperformance of any covenant, agreement or obligation to be performed by Seller at or prior to Closing, under the terms of this Agreement; (d) any Closing Indebtedness (other than Indemnified Taxes), to the extent not included in Estimated Indebtedness, or otherwise included in the calculation of the Post-Closing Adjustment; or (e) any Indemnified Taxes; Indemnification by Purchaser. Subject to the terms and conditions of this Article VI, from and after the Closing, Purchaser shall indemnify, defend, protect and hold harmless the Seller Indemnitees for, from and against any and all Losses sustained or incurred by the Seller Indemnitees to the extent arising out of: (a) any inaccuracy in or breach of any representation or warranty made by Purchaser in Article IV (excluding any Purchaser Fundamental Representations); (b) any inaccuracy in or breach of any Purchaser Fundamental Representation made by Purchaser in Article IV; or (c) a breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to the terms of this Agreement. Limitations on Indemnification. Except in the case of Fraud or Intentional Misconduct, the indemnification obligations of Seller shall be subject to the following: (a) Seller’s Liability for indemnification claims arising under Section 6.2(a) shall be subject to a cap equal to the Escrow Amount; provided, however, that (i) no such cap shall apply to claims related to Fundamental Representations, and (ii) the cap on Seller’s Liability for indemnification claims arising from a breach of Section 3.20(e) and Section 3.21(a) shall be $2,000,000. (b) Seller shall not be liable for indemnification claims under Section 6.2(a) unless and until the aggregate Losses exceed $60,000 (the “Basket”), after which Seller shall be liable for all Losses from the first dollar. The Basket shall not apply to any claims arising out of or relating to (i) a breach of Section 3.20(e) or Section 3.21(a), or (ii) Fraud or Intentional Misconduct. Buyer shall have the right to set off any finally determined indemnifiable Losses under this Article VI against any amounts otherwise payable to Seller, including any escrowed funds pursuant to the distribution provisions in the Escrow Agreement. (c) The Escrow Amount shall be available to the Purchaser Indemnitees subject to the limitations in this Section 6.4. Purchaser shall be entitled to recover directly from Seller for all indemnification claims not subject to the Escrow Amount, including claims relating to Fundamental Representations, Taxes, and other specified matters, subject only to the limitations expressly set forth herein.

40 (d) Seller’s aggregate liability shall not exceed the Purchase Price; provided, however, that such limitation shall not apply to claims arising from Fraud, Intentional Misconduct, breaches of Fundamental Representations, or claims for Indemnified Taxes under Section 6.2(e). (e) Any indemnification payments shall be reduced solely by amounts actually recovered by Purchaser from third parties or insurers, net of reasonable out-of-pocket costs incurred in obtaining such recovery. No claim shall be reduced or limited by any theoretical or potential recovery. (f) Purchaser will use commercially reasonable efforts to collect the proceeds of any available insurance that would have the effect of reducing any Losses (in which case the net proceeds thereof will reduce the Losses). If an insurance carrier denies coverage, Purchaser shall not be required to commence any litigation or suit against the insurance provider or a third party as a condition precedent to the pursuing full or partial recovery from the Seller in accordance with the indemnification provisions in Article VI. If, after Seller has indemnified Purchaser for any part of such claims, Purchaser recovers any such claims under insurance policies, then Purchaser shall reimburse Seller the amount previously paid by Seller to Purchaser for such claims, up to the amount recovered by Purchaser for such claims. Purchaser shall keep Seller reasonably informed as to the status of such insurance claim, including correspondence with the insurance carrier regarding such claim. (g) Purchaser shall take commercially reasonable steps to mitigate Losses; provided that failure to mitigate shall only reduce recovery to the extent Seller is actually prejudiced thereby. (h) No Party shall be entitled to recover the same Loss more than once; provided that this clause shall not limit recovery under multiple provisions to the extent such Losses are distinct. (i) For purposes of calculating Losses, but not for purposes of determining whether a breach has occurred, “Material Adverse Effect,” all materiality or similar qualifiers in any representation or warranty shall be disregarded; provided, however, that this Section 6.4(i) shall not apply to (i) the representation in the second sentence of Section 3.6(a) that the Financial Statements fairly present, in all material respects, the financial condition of Seller, (ii) the representation in the third sentence of Section 3.6(a) that Seller does not have material Liabilities other than as specified in such sentence, and (iii) the definitions of “Material Contracts,” “Material Customer,” and “Material Vendors.” (j) None of the limitations set forth in this Section shall apply to any claims arising from Fraud or Intentional Misconduct. Procedures for Third Party Claims. (a) If an Indemnified Party receives notice of any third-party claim for which indemnification may be sought (a “Third Party Claim”), it shall promptly notify the Indemnifying Party in writing; provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations except to the extent it is materially prejudiced. The Indemnifying Party may assume the defense of any Third Party Claim by providing written notice within fifteen (15) days and using counsel reasonably acceptable to the Indemnified Party; provided that the Indemnifying Party shall not control the defense if (i) the claim involves criminal, regulatory, or equitable relief, (ii) a conflict of interest exists, (iii) the claim involves a Governmental Authority or material business relationship, (iv) the Indemnifying Party fails to diligently defend the claim, or (v) potential Losses may exceed available indemnification. If the Indemnifying Party does not assume or fails to diligently conduct the defense, the Indemnified Party may control the defense and settlement, at the Indemnifying Party’s expense, without waiving any indemnification rights. The Indemnified Party shall have the right to participate in any defense with counsel of its choosing. The Parties

42 Payments. Subject to this Article VI, once a Loss is agreed by the Indemnifying Party or finally determined by a non-appealable Order, the Indemnifying Party shall promptly satisfy such obligations as follows: (a) Amounts payable to Purchaser Indemnitees under Section 6.2(a) shall be paid first from the Escrow Amount; provided that, to the extent the Escrow Amount is insufficient, Seller shall remain directly liable for any remaining amounts. (b) Amounts payable to Purchaser Indemnitees shall be paid directly by Seller within ten (10) Business Days by wire transfer of immediately available funds. (c) Amounts payable to Seller Indemnitees under Section 6.3 shall be paid by Purchaser within ten (10) Business Days by wire transfer of immediately available funds. Release of Escrow. The Escrow Agreement shall specify that the Purchaser and Seller shall cause the “Joint Instructions” (as defined in the Escrow Agreement) to be delivered to the Escrow Agent to distribute to Seller (to be distributed to Seller) on or within three (3) Business Days following the date that is eighteen (18) months from the Closing Date (the “Indemnity Escrow Termination Date”) the Escrow Agent shall release to Seller any remaining escrow funds, less (a) the amount of any pending indemnification claims properly asserted by Purchaser Indemnitees and (b) any reasonable good faith estimate of unresolved claims. All amounts retained in the Indemnity Escrow Account with respect to pending claims shall remain in escrow until such claims are finally resolved, at which time such amounts shall be distributed in accordance with the Escrow Agreement and the final determination of such claims. Subrogation. Purchaser covenants and agrees that any insurance policy(ies) that insure against a claim that may be covered by the indemnification obligations under Section 6.2 obtained or maintained by Purchaser and/or any of its Affiliates will expressly exclude any right of subrogation against Seller or any other Seller Indemnitee, except with respect to Fraud or Intentional Misconduct. Tax Treatment. Any indemnity payments made pursuant to this Article VI shall be treated for Tax purposes as adjustments to the Purchase Price. Special Rule for Fraud or Intentional Misconduct. Notwithstanding anything in this Article VI to the contrary, in the event of any breach of a representation or warranty or covenant by any Party hereto that results from or constitutes Fraud or Intentional Misconduct, by or on behalf of Seller, on the one hand, or Purchaser, on the other hand, then (a) such representation or warranty or covenant by that Seller will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect until the expiration of the statute of limitations applicable thereto with respect to Fraud or Intentional Misconduct claims, and (b) the limitations set forth in Section 6.4 shall not apply to any Loss that the Indemnified Party is determined to have suffered, sustained or became subject to, as a result of, arising out of, relating to or in connection with any such Fraud or Intentional Misconduct; provided, however, that nothing in this Section 6.11 or otherwise in this Agreement shall be deemed to reduce or otherwise alter the pleading or proof requirements in respect of any such claim for Fraud or Intentional Misconduct or under applicable Law. Exclusive Remedy. Other than in the case of Fraud or Intentional Misconduct and the post-Closing adjustment in Section 2.9, each Party acknowledges and agrees that the indemnification provisions set forth in this ARTICLE VI shall be the exclusive remedy of the Parties with respect to any breaches or alleged breaches of the representations, warranties, covenants or agreements set forth in this Agreement; provided that nothing herein shall limit or impair any Party’s right to obtain injunctive relief with respect to any such breach of any restrictive covenants in Section 5.8. Notwithstanding the foregoing,

43 nothing in this Section 6.13 shall limit or impair the right of the Purchaser to seek specific performance, injunctive relief, or other equitable remedies specified in this Agreement with respect to any breach or threatened breach of this Agreement (including any breach of the restrictive covenants set forth in Section 5.8). MISCELLANEOUS Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto and all other Transaction Documents) constitutes the final agreement between the Parties and the complete and exclusive expression of the Parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations, agreements, understandings, representations and warranties, both written and oral, between the Parties on the matters contained herein are expressly merged into and superseded by this Agreement. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) on the date of delivery to the addressee if sent by a nationally recognized overnight courier; (c) on the date sent by telecopy, electronic transmission, electronic mail or other similar means (provided the relevant computer record indicates a successful transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 7.2, unless a Party provides a different address to the other Party. If to Seller: BEE7, Inc. f/k/a Midwest Graphic Sales, Inc. 350 Roberts Road Inverness, Illinois 60010 With a copy to: Huck Bouma PC 1755 S. Naperville Road, Suite 200 Wheaton, Illinois 60189-5844 Attention: Nick Marsico If to Purchaser: Ascent Industries Co. 20 N. Martingale Rd, Suite 430 Schaumburg, IL 60173 Attention: Kimberly Portnoy With a copy to: Taft Stettinius & Hollister LLP 675 Fifteenth Street, Suite 2300 Denver, CO 80202 Telephone: 303 299-8348 Attention: Jeffrey Kesselman Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this

44 Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by Seller without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder, in whole or in part, to any of its Affiliates without the consent of any other Person, so long as Purchaser remains liable for the performance of such rights and obligations. In addition, Purchaser may assign its rights and obligations pursuant to this Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Business or the Purchased Assets in any form of transaction without the consent of any other Person, so long as Purchaser remains liable for the performance of such rights and obligations. Purchaser and, following the Closing, the Seller may assign any or all of its rights pursuant to this Agreement to any of their respective lenders as collateral security without the consent of any other Person. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each Party. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Illinois, without giving effect to any choice of Law or conflict of Laws rules or provisions. Consent to Jurisdiction; Waiver of Jury Trial. (a) Notwithstanding any other Section, each Party irrevocably and unconditionally: (i) submits to the federal and state courts located in the State of Illinois in any Legal Proceeding arising out of or relating to this Agreement or any other Transaction Document and agrees that all claims in respect of any such Legal Proceeding may be heard and determined in such courts; (ii) consents that any such Legal Proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Legal Proceeding in such court or that such court is an inconvenient forum for the Legal Proceeding and agrees not to assert, plead or claim the same; (iii) agrees that the final judgment of such court shall be conclusive and may be enforceable in other jurisdictions by suit or judgment or in any other manner provided by Law; and (iv) agrees that service of process in any such Legal Proceeding may be effected by mailing a copy of such process by registered or certified mail

45 (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 7.2. (b) To the extent not prohibited by Law which cannot be waived, each Party hereby waives and covenants that it shall not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any Legal Proceeding arising out of or based upon this Agreement or the other Transaction Documents or the subject matter of such agreements or in any way connected with or related or incidental to the Transactions, in each case, whether now existing or hereafter arising. Any Party hereto may file an original counterpart or a copy of this Section 7.8 with any court as written evidence of the consent of each such Party to the waiver of its right to trial by jury. Each Party certifies and acknowledges that: (i) no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each Party understands and has considered the implications of this waiver; (iii) each Party makes this waiver voluntarily; and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.8. Specific Performance. The Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason any Party shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party shall be entitled to specific performance and the issuance of immediate injunctive relief and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity or proving inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity. Expenses. Except as expressly set forth herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Disclosure Schedules. The Disclosure Schedules are a part of this Agreement as if fully set forth herein. The headings, if any, of any individual sections of the Disclosure Schedules are inserted for convenience only. The disclosure of any matter in any section of any Disclosure Schedule to this Agreement shall qualify or respond to other representations and warranties in this Agreement (and not just the numerically corresponding representation) to the extent that the relevance of such disclosure to any such other representation or warranty is reasonably and readily apparent on the face of such disclosure. Counterparts. This Agreement and all other Transaction Documents may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument. Exchange and delivery of this Agreement and all other Transaction Documents by exchange of electronic copies (with originals to follow) bearing the signature of a Party shall constitute a valid and binding execution and delivery by such Party. Such electronic copies shall constitute legally enforceable original documents. [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above. PURCHASER: ASCENT INDUSTRIES CO., a Delaware corporation By: Name: Title: SELLER: MIDWEST GRAPHIC SALES, INC., an Illinois corporation By: Name: Title: SIGMA COATINGS, INC., an Illinois corporation By: Name: Title: